                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Deluxe Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:    March 27, 1996
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                                  DELUXE CORPORATION
                                                        3680 Victoria Street N.
                                                        Shoreview, MN 55126-2966
                                                        P.O. Box 64235
                                                        St. Paul, MN 55164-0235
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD MAY 6,1996

To the Shareholders of Deluxe Corporation:

 The annual meeting of shareholders will be held at The Donald E. Benson Great Hall, Bethel College, 3900 Bethel Drive, Saint Paul, Minnesota 55112-6999 on Monday, May 6, 1996, at 5:00 p.m. for the following purposes:

1. to elect eight Directors to hold office until the next annual meeting of shareholders;

2.   to consider and act upon a proposal to approve the 1996 Annual Incentive
     Plan;

3. to consider and act upon a proposal to approve certain amendments to the Stock Incentive Plan;

4. to consider and act upon a proposal to approve certain amendments to the Performance Share Plan;

5. to consider and act upon a proposal to ratify the selection of Deloitte & Touche as independent auditors of the Company for the year ending December 31, 1996; and

6. to take action on any other business that may properly come before the meeting.

 The approval of the amendments to the Performance Share Plan is conditioned upon the approval of the amendments to the Stock Incentive Plan. The amendments to the Stock Incentive Plan may be approved without regard to the approval or disapproval of the amendments to the Performance Share Plan. Shareholders of record at the close of business on March 11,1996 are entitled to vote at the meeting and at any adjournment thereof.

 Whether or not you expect to be present at the meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure the presence of a quorum and save the Company further solicitation expense. For your convenience, a return envelope is enclosed that requires no postage if mailed in the United States. If you attend the meeting in person, your proxy will be returned to you upon request.

                                                   John H. LeFevre
                                                   Secretary

Dated: March 27, 1996

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THANK YOU.

--------------------------------------------------------------------------------
                               DELUXE CORPORATION

            3680 VICTORIA STREET N., SHOREVIEW, MINNESOTA 55126-2966

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                   MAY 6,1996

 The accompanying proxy is solicited by the Board of Directors of Deluxe Corporation (the "Company") in connection with the annual meeting (including any adjournments, the "Meeting") of shareholders of the Company to be held May 6, 1996.

 The cost of soliciting proxies, including the cost of preparing and mailing the notice of the Meeting and this proxy statement, will be paid by the Company. Proxies will be solicited primarily by mailing this proxy statement to all shareholders entitled to vote at the Meeting. In addition to the use of the mails, proxies may be solicited personally or by telephone, telegraph, facsimile or other means of communication by directors, officers and employees of the Company who will not be specially compensated for such activities, but who may be reimbursed for any reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has also retained, at its expense, Beacon Hill Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies. The cost of such proxy solicitation services is expected to be under $10,000. The Company may also reimburse brokers, banks and others holding shares in their names that are beneficially owned by others for the cost of forwarding proxy material and obtaining proxies from their principals.

 A shareholder may revoke his or her proxy at any time before it is voted by written notice addressed to the Secretary at the offices of the Company, by filing another proxy bearing a later date with the Secretary or by appearing at the Meeting and voting in person. Unless revoked, all properly executed proxies will be voted. This proxy statement and enclosed form of proxy are first being mailed to shareholders on or about March 27, 1996.

 Only shareholders of record at the close of business on March 11, 1996, may vote at the Meeting. As of that date, there were 82,454,607 shares of common stock, $1.00 par value per share ("Common Stock"), of the Company outstanding. Such shares constitute the only class of the Company's outstanding equity securities. Each shareholder of record is entitled to one vote for each share registered in his or her name on each matter presented at the Meeting. Cumulative voting is not permitted.

 Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares. If no direction is made, such shares will be voted FOR the election of the nominees for the Company's Board of Directors named and the other matters described in this proxy statement. The persons named as proxies may also vote on any other matter to properly come before the Meeting. If an executed proxy card is returned and the executing shareholder has elected to "abstain" from voting on any matter (or to "withhold authority" as to the election of any Director), the shares represented by such proxy will be considered present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority to vote certain of such shares on one or more matters, those shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the Meeting for purposes of calculating the vote with respect to such matters.

                          ITEM 1: ELECTION OF DIRECTORS

The Board of Directors has set the size of the Board at eight persons and recommends that the persons listed below be elected Directors to serve until the 1997 annual meeting of the Company's shareholders. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting will be necessary to elect each of the nominees listed below. All of the nominees are presently Directors of the Company whose terms of office will expire at the Meeting.

HAROLD V. HAVERTY, age 65, served as President and Chief Executive Officer of the Company from 1986 until he stepped down in May 1995. Mr. Haverty has served on the Board of Directors since 1970 and as its Chairman since February 1992. Mr. Haverty continues to serve as Chairman of the Board and an employee of the Company. Mr. Haverty also serves on the board of directors of Pentair Industries, Inc.

JOHN A. BLANCHARD III, age 53, has served as President and Chief Executive Officer of the Company since May 1, 1995. From January 1994 to April 1995, Mr. Blanchard was executive vice president of General Instrument Corporation, a supplier of systems and equipment to the cable and satellite television industry. From 1991 to 1993, Mr. Blanchard was chairman and chief executive officer of Harbridge Merchant Services, a national credit card processing company. Previously, Mr. Blanchard was employed by American Telephone & Telegraph Company for 25 years, most recently as senior vice president responsible for national business sales. Mr. Blanchard also serves as a director of Teluar Corporation and Saville Systems PLC.

JERRY K. TWOGOOD, age 55, currently serves as Executive Vice President of the Company. From 1988 until February 1996, Mr. Twogood also served as Chief Operating Officer of the Company. He has served on the Board of Directors since 1987 and has been employed by the Company since 1959.

WHITNEY MACMILLAN, age 66, served as chairman and chief executive officer of Cargill, Incorporated ("Cargill"), from 1977 until he retired in August 1995. Mr. MacMillan continues to serve as a director emeritus for Cargill. Cargill is a privately held international processor and marketer of agricultural and other bulk commodities. Mr. MacMillan has served on the Board of Directors since 1988.

DR. JAMES J. RENIER, age 66, was chairman and chief executive officer of Honeywell Inc. ("Honeywell") from 1988 until his retirement in April 1994. Honeywell is a manufacturer of control systems that provides products and services for use in homes, commercial and industrial buildings and aviation throughout the world. Dr. Renier has served on the Board of Directors since 1990. Dr. Renier also serves on the boards of directors of ReliaStar Financial Corp., KLM Royal Dutch Airlines, First Bank System, Inc. and MarketLink Inc.

BARBARA B. GROGAN, age 48, is the founder of Western Industrial Contractors of Denver, Colorado ("Western Industrial") and has served as its president and chief executive officer since 1982. Western Industrial specializes in the moving and installation of heavy industrial equipment. Ms. Grogan was elected to the Board of Directors in 1991.

ALLEN F. JACOBSON, age 69, was, from 1986 until his retirement in 1991, chairman and chief executive officer of 3M Company ("3M"), a provider of goods and services to industrial, commercial, health care and consumer markets throughout the world. Mr. Jacobson was elected to the Board of Directors in 1991. He also serves on the boards of directors of 3M, Valmont Industries, Inc., U.S. West, Inc., Northern States Power Company, Potlatch Corporation, Mobil Corporation, Sara Lee Corporation, Prudential Insurance Company, Silicon Graphics, Inc. and Abbott Laboratories, Inc.

STEPHEN P. NACHTSHEIM, age 51, is a vice president of Intel Corporation ("Intel"), and has served as the general manager of its mobile/handheld products group since 1994. Intel designs and manufactures integrated circuits, microprocessors and other electronic components. From 1992 to 1994, Mr. Nachtsheim served as a vice president and European general manager for Intel. Mr. Nachtsheim has been employed by Intel since 1981 and served in Europe as the director of the Intel products group from 1990 until he became European general manager in 1992. Mr. Nachtsheim was elected to the Board of Directors in November 1995.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE. Unless authority to vote is withheld, the persons named proxies will vote FOR the election of each of the above-listed nominees. If any of the nominees are not candidates for election at the meeting, which is not presently anticipated, the persons named proxies will vote for such other person or persons as they may, in their discretion, determine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 11, 1996, the number of shares of Common Stock owned by each person who is known by the Company to beneficially own more than five percent of the Company's outstanding Common Stock, each Director, each person named in the Summary Compensation Table that appears elsewhere in this proxy statement and all of the Directors and executive officers of the Company as a group:





                                                                  SHARES ISSUABLE UPON THE
                                                                EXERCISE OF OPTIONS THAT ARE
                                  NUMBER OF SHARES OWNED          CURRENTLY OR WILL BECOME
                             (INCLUDING SHARES UNDERLYING THE    EXERCISABLE WITHIN THE NEXT      PERCENT OF
  NAME OF BENEFICIAL OWNER   OPTIONS DESCRIBED IN NEXT COLUMN)           60 DAYS                     CLASS
  ------------------------   ---------------------------------  ----------------------------      ----------
INVESCO PLC
11 Devonshire Square
London EC2M 4YR
England (1). . . . . . . . . . . . . . .  7,336,975. . . . . . . . . . . . . . . . .  0. . . . . . .8.90%

FMR Corp.
82 Devonshire Street
Boston, MA 02109 (2) . . . . . . . . . .  4,863,652. . . . . . . . . . . . . . . . .  0. . . . . . .5.90%

John A. Blanchard III(3) . . . . . . . .     53,317. . . . . . . . . . . . . . . 21,667. . . . . . .  *

Harold V. Haverty(4) . . . . . . . . . .    212,461. . . . . . . . . . . . . .  163,568. . . . . . .  *

Jerry K. Twogood . . . . . . . . . . . .     97,905. . . . . . . . . . . . . . . 73,374. . . . . . .  *

Charles M. Osborne . . . . . . . . . . .     44,798. . . . . . . . . . . . . . . 34,912. . . . . . .  *

Mark T. Gritton. . . . . . . . . . . . .     47,006. . . . . . . . . . . . . . . 37,478. . . . . . .  *

Vernon W. Yates. . . . . . . . . . . . .     15,574. . . . . . . . . . . . . . . 11,334. . . . . . .  *

Eugene R. Olson(5) . . . . . . . . . . .     19,734. . . . . . . . . . . . . . .  2,000. . . . . . .  *
(not standing for re-election)

Whitney MacMillan(5) . . . . . . . . . .     11,000. . . . . . . . . . . . . . .  2,000. . . . . . .  *

Dr. James J. Renier(5) . . . . . . . . .      6,000. . . . . . . . . . . . . . .  2,000. . . . . . .  *

Barbara B. Grogan(5) . . . . . . . . . .      3,030. . . . . . . . . . . . . . .  2,000. . . . . . .  *

Allen F. Jacobson(5) . . . . . . . . . .      4,000. . . . . . . . . . . . . . .  2,000. . . . . . .  *

Stephen P. Nachtsheim(5) . . . . . . . .      1,000. . . . . . . . . . . . . . . . .  0. . . . . . .  *

All Directors and executive officers . .    852,762. . . . . . . . . . . . . .  360,209. . . . . . .1.46%
 as a group (15 persons)(3), (5), (6)

____________
*    Less than one percent

(1) Based on an amended Schedule 13G, dated as of February 2, 1996, filed with the Securities and Exchange Commission (the "Commission") by INVESCO PLC ("INVESCO") and certain of its affiliates. According to such Schedule 13G, INVESCO, the parent holding company for such affiliates, shares voting and investment power with respect to the shares indicated with such affiliates.

(2) Based on a Schedule 13G, dated as of February 14, 1996, filed by FMR Corp. ("FMR"), Edward C. Johnson 3d, chairman of FMR, Abigail P. Johnson, a director of FMR, and Fidelity Management & Research Company ("Fidelity") a wholly-owned subsidiary of FMR, with the Commission. According to such Schedule 13G, FMR and Mr. Johnson, through their control of Fidelity, which serves as investment advisor to various registered investment companies (the "Funds"), and the Funds each have sole power to dispose of 4,480,115 shares owned by the Funds. Neither Mr. Johnson nor FMR has the sole power to direct the voting of such shares. Fidelity carries out the voting of the shares under guidelines established by the Funds' Boards of Trustees. FMR and Mr. Johnson, through their control of Fidelity Management Trust Company, a wholly-owned subsidiary of FMR and a bank ("FMTC"), may also be deemed the beneficial owners of an additional 383,537 shares held by institutional accounts managed by FMTC. FMR and Mr. Johnson have sole dispositive and voting power with respect to 254,537 of such shares and sole dispositive and no voting power with respect to 129,000 of such shares. Members of the Johnson family may be deemed to form a controlling group with respect to FMR.

(3) Includes 25,000 shares of restricted stock that will vest on May 1, 2000, provided that Mr. Blanchard is then employed by the Company.

(4) Mr. Haverty stepped down as President and Chief Executive Officer in May 1995 and was succeeded in such capacities by Mr. Blanchard. Mr. Haverty remains Chairman of the Board of Directors and an employee of the Company.

(5) Number of Shares Owned includes 1,000 shares of restricted stock (6,000 shares with respect to all Directors and executive officers as a group) that will vest in three equal annual installments on each annual meeting of the shareholders of the Company following the date of grant (May 9, 1994, except with respect to Mr. Nachtsheim, whose date of grant was November 10, 1995), provided that the holder remains a Director after such meeting or retires in accordance with the Company's Director retirement policy.

(6) Voting and investment power with respect to the shares described above as held by a Director or executive officer are held solely by the indicated Director or executive officer or by the Director or executive officer and his or her spouse, except with respect to the following shares, which are held solely in the name of the spouse: Mr. Twogood, 248 and Mr. Olson, 9,500. The amounts described above do not include 900,000 shares held by the Deluxe Employees Retirement Trust Common Fund in which Messrs. Haverty, Twogood, Osborne, Gritton and Yates have a total indirect interest of approximately 0.26 percent and all executive officers and Directors as a group have a total indirect interest of approximately 0.62 percent.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

 Prior to 1994, executive compensation for the Company's officers consisted almost entirely of their base salary and stock options. Beginning in 1994, however, a revised plan was instituted that emphasized and strengthened the link between executive compensation and the Company's performance. Base salaries were generally reduced from 1993 levels in actual dollars as well as in proportion to total compensation. A performance-based annual incentive compensation plan was instituted, and a long-term performance share plan was added to the stock option plan. These revisions have also been intended to enable the Company to attract and retain the executives and other individuals who will be responsible for the future success of its traditional business and the many new ventures upon which it has embarked. The following discussion presents an overview of this transition and an outline of the Company's present compensation structure and goals.

 The Compensation Committee (the "Compensation Committee") of the Board of Directors has overall responsibility for compensation actions affecting the Company's officers. The Compensation Committee is composed of three members of the Board of Directors (Dr. Renier, who serves as Chairman of the Compensation Committee, Mr. Jacobson and Ms. Grogan) who are also not employees of the Company. The Compensation Committee is responsible for:


-  Developing an executive compensation philosophy and administrative policies;

-  Determining the compensation of the Chief Executive Officer (the "CEO");

- Reviewing and approving the compensation of the Company's other senior officers and certain of its divisional officers and business unit managers (together with the CEO, the "Officers");

- Establishing performance measurements and compensation under the Company's short- and long-term incentive compensation programs;

-  Reviewing comparative data for Officer positions; and

- Reviewing all of the Company's Officer compensation programs, including selecting performance measures and standards for incentive plans, determining appropriate targets and grants for incentive awards and administering the Company's equity-based compensation programs.

 The Compensation Committee has access to and meets with independent compensation consultants and reviews data regarding industry compensation levels and practices.

PHILOSOPHY

The Company seeks to develop a compensation program that:

-  Attracts, retains and motivates a top quality management team;

-  Links compensation to performance, both short- and long-term;

- Aligns the interests of shareholders and management by encouraging stock ownership by management and rewarding financial performance that increases shareholder value; and

- Maintains a management compensation program that is competitive in terms of compensation level and incentive design.

 The Compensation Committee uses, depending on the position being reviewed and the availability of data, annual industry compensation data from one or more compensation surveys (collectively, the "Compensation Survey") covering a broad range of domestic companies to provide comparative data on the appropriate mix of compensation elements and overall compensation levels. The companies used for comparative purposes are similar in size or other respects to the Company. The Compensation Committee's objective for 1995 was to position the total compensation, which includes base salary, annual incentive bonuses and long-term incentive compensation, of the Officers at a level commensurate with the median total compensation associated with comparable positions at companies included in the

Compensation Survey. Actual compensation was intended to be in excess of the median only if the Company's performance exceeded predetermined goals.

 For the purpose of comparing the Company's performance to a published industry or line-of-business index, as required by the rules and regulations promulgated by the Commission and as shown herein in the Shareholder Return Graph, the Company selected Standard & Poor's Publishing Industry Group index. Although the Compensation Committee believes this index is a meaningful basis for the comparison of the Company's performance with respect to shareholder return, the Compensation Committee has determined that the larger group used in the Compensation Survey provides a broader and more meaningful basis for the comparison of competitive compensation because competition for executives occurs within the broader group.

OFFICER COMPENSATION PROGRAM

 BASE SALARIES. Since the adoption in 1994 of the Company's 1994 Annual Incentive Plan (the "1994 Incentive Plan"), base salaries of the Officers have generally been reduced from 1993 levels as part of the Company's strategy to move salaries to the median level of base salary compensation for companies in the Compensation Survey and place increased emphasis on the annual performance-based and equity components of executive pay. In most cases, these salary adjustments have brought base salaries for the Officers in line with the new targets. Where the new salaries are still above the median level, they will remain frozen until the targeted level is reached. It is expected that base salaries of the Officers will generally be in line with the Company's new base salary policy by fiscal year 1998.

 ANNUAL INCENTIVE COMPENSATION. The 1994 Incentive Plan was intended to provide the Officers with total annual cash compensation (base and annual incentive bonus) commensurate with the Company's financial performance, as measured by the Company's return on average capital employed ("ROACE") for the year under consideration relative to the ROACE of the companies included in the S&P 500 for such year. For 1995, payments at the targeted levels under the 1994 Incentive Plan were intended to cause the total annual cash compensation of the Officers to fall at the median of companies in the Compensation Survey.

 Under the 1994 Incentive Plan, each participant is assigned a target award and a maximum bonus, each of which is expressed as a percentage of the participant's base salary. An individual's actual bonus is determined by multiplying his or her target award times a fraction, the numerator of which is the actual size of the incentive pool (as determined by the Company's performance) and the denominator of which is the sum of the target awards of the participants.

 Although the 1994 Incentive Plan provides that additional performance criteria may be established for Officers other than those named in this proxy statement (such named officers being herein referred to as the "Named Executive Officers"), the sole performance criterion used in deciding the size of the 1995 bonus pool was the relative performance of the Company's ROACE to the ROACEs of the S&P 500 companies.

 The Compensation Committee used the following formula to compute the size of the 1995 incentive pool:

- No incentive compensation was to have been paid if the Company's ROACE fell below the 50th percentile of the ROACEs of the S&P 500 companies for 1995;

- 0.75 percent of 1995 income from operations was to have been contributed to the incentive pool if the Company's ROACE achieved the 50th percentile of the ROACEs of the S&P 500 companies during 1995; and

- The incentive pool was to have been increased by two percent of that portion of 1995 income from operations that was attributable to the Company's ROACE exceeding the 50th percentile of the ROACEs of the S&P 500 companies in 1995.

 For 1995, the Company's ROACE was 19.83 percent, which was slightly in excess of the 50th percentile of the S&P 500 companies during the measurement period. As a result, the funds in the pool totaled $1,470,377, or 76.4 percent of the targeted level. Of this amount, $1,309,976 was paid in 1995 to participants in the 1994 Incentive Plan. The unpaid balance of the pool ($160,401) represents awards allocated in respect of persons who were no longer eligible to receive incentive bonuses at the end of 1995.

For 1995, the Company made awards under the 1994 Incentive Plan to 49 persons, including all of the Named Executive Officers other than Mr. Blanchard.

 In addition, the Named Executive Officers (other than Mr. Blanchard) are eligible for bonuses paid under a previously existing quarterly bonus plan (the "Quarterly Bonus Plan") in which approximately 7,900 employees participate. Bonuses are paid from a pool established by the Board of Directors based on the Company's quarterly profits (subject to certain formula-based limitations contained in the Quarterly Bonus Plan). Payments from the pool to individual participants are made in accordance with a formula based on length of service and level of compensation.

 TOTAL ANNUAL CASH COMPENSATION. In 1995, the combination of base salaries and annual incentive and bonus payments provided, with the exception of Mr. Haverty and one other Officer, each of the Named Executive Officers with total cash compensation for 1995 approximately at or below the median for similar positions in companies included in the Compensation Survey. Mr. Haverty's compensation is described elsewhere herein, and the remaining Named Executive Officer received compensation at about the 75th percentile.

 LONG-TERM INCENTIVE COMPENSATION. The third element of the Company's compensation program combines stock options issued under the Company's Stock Incentive Plan (the "Stock Incentive Plan") and performance-based restricted stock units granted under the Company's Performance Share Plan. For 1995, the level of long-term incentive grants was targeted at the 50th percentile of the level of long-term incentive compensation provided by companies in the Compensation Survey. As part of the Company's strategy to emphasize performance-based compensation, the current target for long-term incentive compensation is the 65th percentile.

 In 1995, the Company amended all of the non-qualified options theretofore issued under the Stock Incentive Plan to accelerate the vesting schedule and extend the related exercise period of the options in the event of the death, disability or retirement of the optionee. The Compensation Committee believes that these revisions have enhanced the competitiveness of the Company's option program. See the table entitled "Option/SAR Grants in Last Fiscal Year."

 As part of its long-term incentive program, the Company makes biennial grants of performance-based restricted stock units under the Performance Share Plan to certain of the Officers. Grants were made in each of 1994 and 1996. The restricted stock units subject to the awards will be earned and converted into shares of Common Stock if the Company's total shareholder return ("TSR") for the performance period following the award exceeds certain levels relative to the TSRs of the companies included in the S&P 500 for the same period. The performance period for the 1994 awards was approximately three and one-half years. The 1996 awards have a four year performance period. If the Company's TSR during the performance period is below the median of the TSRs of the companies included in the S&P 500 for that period, the restricted stock units will not vest and no shares of Common Stock will be issued in respect thereof. If the Company's TSR exceeds such levels, 50 to 150 percent of the restricted stock units will vest and be converted into shares of Common Stock, depending on the Company's TSR relative to those of the S&P 500 companies.

 Dividends are not paid on restricted stock units awarded under the Performance Share Plan. Instead, the total number of restricted stock units awarded is increased by an amount equal to the result obtained by dividing (i) the product of the dividend per share paid on the Common Stock (up to 36 cents per share per quarter for the 1994 grants and 37 cents per share per quarter for the 1996 grants) and the number of restricted stock units awarded (as increased from time to time as a result of dividend payments) by (ii) the closing price of the Common Stock on the NYSE on the dividend payment date, rounded to the nearest whole unit. If the recipient of a restricted stock unit retires in accordance with the Company's applicable retirement policies, terminates employment because of permanent disability or dies prior to the expiration of the relevant performance period, then the recipient or the recipient's estate or legal representatives is entitled to receive the number of shares of Common Stock that the recipient would have received had he or she continued in the Company's employment for the full performance period.

 ONE-TIME GRANT OF RESTRICTED STOCK UNITS. In connection with the base salary reductions implemented in 1994 as part of the transition from a largely salary-based compensation program to a salary and incentive-based program, each Named Executive Officer (other than Messrs. Blanchard and Yates) received a one-time grant of restricted stock units having a value, at the time of grant, approximately equal to twice the amount of his annual salary reduction. These restricted stock units will vest during the employment of the respective Named Executive Officers in three equal installments. The first and second of these installments vested and were converted to a like number of shares of Common Stock on January 3, 1995 and January 3, 1996, respectively. The third installment will vest on January 3, 1997. Prior to vesting, each recipient will receive cash payments on each outstanding restricted stock unit equal to the dividend payments on one share of Common Stock. Additional information concerning these grants is contained in the "Summary Compensation Table" and the footnotes thereto.

1996 INCENTIVE COMPENSATION

 1996 INCENTIVE PLAN. In February 1996, the Board of Directors, upon the recommendation of the Compensation Committee and subject to the approval of the shareholders of the Company (see "Item 2 - Approval of the 1996 Annual Incentive Plan"), adopted the 1996 Annual Incentive Plan (the "1996 Incentive Plan"). The 1996 Incentive Plan will, if approved by the shareholders, be used to determine the incentive compensation of the Officers instead of the 1994 Incentive Plan for 1996 and subsequent years.

 The 1996 Incentive Plan represents a new, more flexible incentive compensation approach for the Company and its implementation is a continuation of the transition begun in 1994 to make the Company's executive compensation program more competitive as well as more responsive to shareholder interests. As is more fully explained elsewhere in this proxy statement, the Board of Directors believes that the adoption of the 1996 Incentive Plan will significantly enhance the ability of the Compensation Committee to ensure that executive compensation is closely linked to the achievement of corporate objectives.

 Subject to shareholder approval of the 1996 Incentive Plan, the Compensation Committee has determined that the performance factors that will be considered in determining incentive compensation for 1996 under the 1996 Incentive Plan will be ROACE and earnings per share for Messrs. Blanchard and Osborne and ROACE and earnings before interest expense, interest income and taxes for the other Officers. It is expected that the Named Executive Officers will receive cash incentive compensation only under the 1996 Incentive Plan and the Quarterly Bonus Plan. A portion of the incentive compensation of the other Officers may be derived from business unit-based incentive plans. The 1996 performance criteria under the 1996 Incentive Plan are intended to provide total cash compensation at approximately the 65th percentile of the companies in the Compensation Survey if the more aggressive target goals set under the 1996 Incentive Plan are achieved, rising above such level if the goals are exceeded. A reduced level of compensation will be paid if the performance goals are not attained, and no incentive compensation will be paid if the Company's performance falls more than 20 percent below the targeted levels. The Compensation Committee expects to periodically review the performance measures and the formula governing awards under the 1996 Incentive Plan to ensure that incentive compensation is linked to the appropriate indices of Company performance.

 AMENDMENTS TO THE STOCK INCENTIVE PLAN AND THE PERFORMANCE SHARE PLAN. Consistent with their efforts to more closely align the compensation of the Officers and employees of the Company with the long-term interests of its shareholders, the Board of Directors and the Compensation Committee expect that equity-based incentive compensation will constitute an increasingly important element of the Company's overall compensation mix. To ensure that the Company has sufficient flexibility under its Stock Incentive Plan (the "Stock Incentive Plan") and Performance Share Plan (the "Performance Share Plan" and, collectively with the Stock Incentive Plan, the "Plans") to effectively implement its compensation objectives in future years, the Board of Directors has determined to amend (the "Amendments") the Plans to (i) increase the number of shares of Common Stock reserved for issuance under the Stock Incentive Plan from 3,000,000 to 7,000,000, (ii) extend the term of the Plans from December 31, 1998 to December 31, 2000, (iii) increase the maximum number of shares of Common Stock that may be made subject to awards or grants made to a given individual under the Plans in any given calendar year from 90,000 to 200,000 and (iv) increase the maximum aggregate number of restricted shares or restricted stock units that may be awarded to any individual under the Performance Share Plan from 90,000 to 120,000. The Board of Directors believes that these adjustments will enable the Compensation Committee to appropriately adjust the compensation mix of the Officers and employees of the Company in future years and give it the flexibility needed to address any unique compensation requirements. A portion of Mr. Blanchard's February

1996 award under the Performance Share Plan is contingent upon shareholder approval of the Amendments.

 For a description of the amounts that would have been payable to the Officers and certain others if the award criteria established for 1996 under the 1996 Incentive Plan were applied to the Company's 1995 performance and for additional information regarding awards made under the Plans in 1996, see "New Plan Benefits."

1995 CEO COMPENSATION

 JOHN A. BLANCHARD III. Mr. Blanchard became President and Chief Executive Officer of the Company effective May 1, 1995 and was elected to the Board of Directors on May 8, 1995. Mr. Blanchard is to receive a base salary of $500,000 per year, which amount is subject to periodic review by the Compensation Committee. For 1995, Mr. Blanchard was entitled to a guaranteed minimum bonus of $200,000 and a maximum bonus of $400,000. Mr. Blanchard's bonus was, subject to the mandatory minimum requirement, to have been funded at the same percentage of his target bonus as the actual incentive pool under the 1994 Incentive Plan bore to the target incentive pool set by the Compensation Committee. Although the application of this formula caused his bonus to fall below the guaranteed minimum of $200,000, Mr. Blanchard agreed to waive the minimum bonus condition and received a bonus of $152,720, or 76.4 percent of his target bonus. As an inducement to join the Company and as partial compensation for certain awards forfeited by Mr. Blanchard when he resigned from his prior employment, Mr. Blanchard also received a $250,000 signing bonus, the after tax proceeds of which were applied by Mr. Blanchard to purchase shares of Common Stock in the open market.

 When Mr. Blanchard joined the Company, he was also awarded a ten-year non-qualified stock option to purchase 65,000 shares of Common Stock, which was intended to induce Mr. Blanchard to join the Company, form the basis of a portion of his incentive compensation and partially compensate Mr. Blanchard for certain incentive awards forfeited by him upon the termination of his prior employment. This option is exercisable at $30.75 per share and will vest in three equal annual installments commencing on May 1, 1996 (subject to acceleration upon the occurrence of certain events customarily included in the Company's new form of non-qualified option agreements and in the event of certain defined changes in control of the Company). As a further inducement to cause Mr. Blanchard to join the Company and to offset the forfeiture of awards by him upon the termination of his prior employment, Mr. Blanchard received a grant of 25,000 restricted shares on May 1, 1995 under the Stock Incentive Plan. This award will vest on May 1, 2000, provided that Mr. Blanchard is then in the employ of the Company. Cash dividends are paid on the restricted shares during the vesting period.

 Mr. Blanchard is entitled to supplemental retirement benefits (the "Supplemental Retirement Benefits") in addition to those ordinarily payable under the Company's profit-sharing, pension and supplemental retirement plans and with respect to any Company-paid portion of contributory retirement plans (collectively, the "Base Plans"). The Supplemental Retirement Benefits are intended to provide Mr. Blanchard with annual retirement benefits approximating those that would be payable to Mr. Blanchard if he had an additional 15 years of service with the Company. The annual amount of the Supplemental Retirement Benefits is calculated by (i) multiplying 1.5 percent times Mr. Blanchard's actual number of years of service at retirement plus 15 and further multiplying the product obtained thereby by the average of Mr. Blanchard's highest five years of cash compensation (base salary plus annual cash incentive) with the Company and (ii) subtracting from the result obtained in clause (i) an amount equal to a level payment annuity obtained by assuming that the principal accumulated for Mr. Blanchard under the Base Plans will be distributed to Mr. Blanchard in 15 equal annual installments with interest paid at an annual rate of eight percent during the distribution period. The Supplemental Retirement Benefits will not be paid unless Mr. Blanchard completes five years of continuous service with the Company, unless Mr. Blanchard's employment is terminated by reason of Mr. Blanchard's disability or death (in which event the Supplemental Retirement Benefits will be paid to Mr. Blanchard or his heirs without regard to the five year service requirement and the amounts payable will be determined based on Mr. Blanchard's years of service prior to his disability or death). The Supplemental Retirement Benefits are payable for 15 years following a qualifying termination of Mr. Blanchard's employment with the Company. Mr. Blanchard's base salary and his participation in the

Company's retirement and other benefit plans continue for twenty-four months following any actual or constructive termination of his employment without cause.

 The Compensation Committee believes that the terms of Mr. Blanchard's compensation are reasonable given the scope of Mr. Blanchard's duties and responsibilities. On an annualized basis and excluding the effect of his signing bonus, the total amount payable to Mr. Blanchard for 1995 fell below the median amount payable to similarly situated persons at companies included in the Compensation Survey. The Compensation Committee intends to review Mr. Blanchard's compensation level in 1996.

 HAROLD V. HAVERTY. Mr. Haverty stepped down as President and Chief Executive Officer in May 1995, although he continues to serve as Chairman of the Board of Directors and remains an employee of the Company.

 As consideration for Mr. Haverty's agreeing to remain an employee of the Company and his efforts to ensure an orderly succession, Mr. Haverty's base salary of $600,000 was continued through 1995 and Mr. Haverty received annual incentive compensation of $229,080 under the 1994 Incentive Plan. Mr. Haverty's award under the 1994 Incentive Plan was 76.4 percent of the his target award for 1995. An additional $13,681 was paid to Mr. Haverty under the Quarterly Bonus Plan. Mr. Haverty also received a ten-year non-qualified stock option under the Stock Incentive Plan to purchase 35,000 shares of Common Stock at $30.75 per share. This option will vest in three equal annual installments commencing on May 1, 1996 (subject to acceleration upon the occurrence of certain events customarily included in the Company's new form of non-qualified option agreement) and will be exercisable for five years following Mr. Haverty's death, disability or retirement.

 Mr. Haverty expects to retire as an employee of the Company on the date of the Company's 1997 annual meeting of shareholders. Mr. Haverty's base salary has been reduced to $300,000 and he is no longer eligible to receive additional grants under the Stock Incentive Plan or to participate in any bonus plans other than the Quarterly Bonus Plan. In the event of Mr. Haverty's disability or involuntary termination without cause prior to the 1997 annual meeting, Mr. Haverty will continue to receive his base compensation through his scheduled retirement date. Mr. Haverty's base salary will terminate if his employment with the Company is terminated for cause prior to such date. If Mr. Haverty were to die prior to his scheduled retirement, his estate would be paid a lump sum equal to the present value of any remaining base compensation payments.

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE

 The Compensation Committee believes that it is important for the Company to continue to be able to take all available tax deductions with respect to compensation paid its executive officers. Therefore, the Company intends to take actions necessary under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to continue to qualify for all available tax deductions related to executive compensation. The Omnibus Budget Reconciliation Act of 1993 created limitations governing the deductibility of compensation in excess of $1 million paid to the five named executive officers of publicly traded companies. The Committee expects that all performance-based compensation paid in 1995 to the Named Executive Officers under the plans described above will qualify for deductibility, while continuing to provide the Company's management team with a competitive level of compensation.

IN SUMMARY

 The Compensation Committee believes the Company's executive compensation programs adequately link the Company's performance with executive pay. The Compensation Committee further believes that the adoption of the 1996 Incentive Plan and the Amendments to the Plans described elsewhere herein represent further improvements and refinements of the Company's overall compensation program and form a sound basis for the Company's continuing transition to more competitive performance and equity-based incentive compensation plans that appropriately reward the Officers and ensure that their interests are closely aligned with those of the Company's shareholders.
James J. Renier, Chairman
Barbara B. Grogan
Allen F. Jacobson


                                                     SUMMARY COMPENSATION TABLE


                                                                                       LONG-TERM
                                                                      ANNUAL         COMPENSATION
                                                                   COMPENSATION      ------------            ALL OTHER
                                                                   ------------                             COMPENSATION
                                                                                        AWARDS              ------------
                                                                                     ------------
                                                                                            SECURITIES
                                                                                              UNDER-
                                                                               RESTRICTED     LYING
                                                               OTHER ANNUAL      STOCK       OPTIONS/
NAME AND PRINCIPAL POSITION      YEAR    SALARY    BONUS(1)    COMPENSATION    AWARDS(2)      SARS(3)
---------------------------      ----   --------   --------    ------------    ----------   ----------
John A. Blanchard III(5)         1995   $291,667   $402,720        $2,281       $768,750       65,000                0
President and Chief               ---
Executive Officer                 ---

Harold V. Haverty                1995   $600,000   $242,698        $4,093              0       35,000         $121,297
Chairman of the Board(5)         1994   $600,000   $230,891       $15,260       $399,991       40,000          $90,567
                                 1993   $800,000    $16,452       $11,453              0       35,000         $122,730

Jerry K. Twogood                 1995   $450,000   $130,505        $6,294              0            0          $85,268
Executive Vice President         1994   $450,000   $142,435       $11,182       $259,968       25,000          $68,089
                                 1993   $580,000    $12,840        $6,275              0       22,000          $86,349

Charles M. Osborne               1995   $288,800    $76,821        $6,203              0            0          $49,466
Senior Vice President and        1994   $288,800    $74,026        $5,965       $101,767       12,000          $43,422
Chief Financial Officer          1993   $339,700     $7,515        $2,967              0       11,000          $50,460

Mark T. Gritton                  1995   $256,400    $71,335        $8,844              0            0          $46,280
Senior Vice President            1994   $236,400    $56,794        $5,198        $59,973       12,000          $35,803
                                 1993   $251,400     $5,345        $2,500              0        6,000          $38,460

Vernon W. Yates                  1995   $250,000    $68,636        $5,767              0            0          $36,785
Senior Vice President            1994   $250,000    $49,267        $5,744              0       12,000          $27,982
                                 1993   $203,958    $58,750        $2,500              0        8,000          $45,000

____________

(1) Bonus compensation consists of incentive compensation earned under the 1994 Incentive Plan and the Quarterly Bonus Plan and, with respect to Mr. Blanchard, a signing bonus ($250,000) and incentive compensation of $152,720. For further information concerning these Plans, see "Compensation Committee Report on Executive Compensation - Officer Compensation Program." During 1995, Mr. Haverty received cash compensation of $229,080 and $13,618; Mr. Twogood, $120,267 and $10,238; Mr. Osborne, $49,622 and $6,529; Mr. Gritton, $29,388 and $5,257; and
Mr. Yates $28,639 and $4,207 under the 1994 Incentive Plan and the Quarterly Bonus Plan, respectively. 1993 Bonus Compensation for Mr. Yates consisted of a signing and retention bonus.

Recipients of awards under the 1994 Incentive Plan are, if the option is made available by the Compensation Committee, entitled to elect to receive all or a portion of their incentive compensation in the form of shares of restricted stock or restricted stock units. If an election is made to receive shares of restricted stock or restricted stock units, the amount of the cash foregone is increased by 25 percent in determining the award of shares of restricted stock or restricted stock units. For awards earned during 1995 under the 1994 Incentive Plan, restricted stock units were granted on February 9, 1996 in lieu of cash incentive compensation as follows: 689 units ($20,670) to Mr. Osborne, 1,223 units ($36,690) to Mr. Gritton and 1,193 units ($35,790) to Mr. Yates. For awards earned during 1994 under the 1994 Incentive Plan, restricted stock units were granted in lieu of cash compensation on February 6, 1995 as follows: 694 units ($18,911) to Mr. Osborne and 1,603 units ($43,681) to Mr. Yates. The imputed value of the restricted stock units received by such persons is included in the bonus compensation amounts shown above and is based on the closing price of the Company's Common Stock on the date of grant of such units ($30 per share on February 9, 1996 and $27.25 per share on February 6, 1995). The vesting and dividend equivalent rights of such restricted stock units are identical to those applicable to the restricted stock units described in the following footnote, except that the awards made in 1996 vest upon the retirement of the holder, certain defined changes in control of the Company and the termination of the employment of the holder without cause. Awards made prior to 1996 are subject to accelerated vesting only upon the death or disability of the holder thereof.

(2) The valuations shown in the table are based on the closing price of the Common Stock on the date the awards indicated were granted. In addition to the awards described in the preceding footnote, grants of restricted stock units or shares of restricted stock were made on the following dates: May 1, 1995 (Mr. Blanchard, 25,000 restricted shares); and January 3, 1994 (Mr. Haverty, 10,738 units, Mr. Twogood, 6,979 units, Mr. Osborne, 2,732 units and Mr. Gritton, 1,610 units). Based on the closing price of the Common Stock on December 29, 1995 ($29 per share), the value at the end of the Company's last completed fiscal year of the aggregate restricted stock units or restricted shares held by the persons named above were: Mr. Blanchard, $725,000 (25,000 restricted shares); Mr. Haverty, $207,582 (7,158 units); Mr. Twogood, $134,908 (4,652 units); Mr.
Osborne, $72,935 (2,515 units); Mr. Gritton, $31,117 (1,073 units); and Mr.
Yates, $46,487 (1,603 units). Mr. Blanchard's restricted stock award will vest on May 1, 2000, provided that Mr. Blanchard is then in the employ of the Company. Cash dividends are paid on the restricted shares during the vesting period.

The restricted stock units will vest during the employment of the respective holders thereof in equal installments on the first, second and third anniversaries of the relevant grant date and entitle each recipient to receive one share of Common Stock for each restricted stock unit that vests. Each restricted stock unit also entitles the recipient to receive payments prior to the vesting date in an amount equal to the dividend payment on one share of Common Stock. Such amount is payable at the time the corresponding dividend is paid to the Company's shareholders.

In addition to the restricted stock units set out in this table, the Named Executive Officers (other than Mr. Blanchard) also received grants of performance-based restricted stock units in 1994 under the Performance Share Plan. Additional grants of performance-based restricted stock units were made to certain Officers under the Performance Share Plan in February 1996. See "Compensation Committee Report on Executive Compensation - Officer Compensation Program" and "New Plan Benefits."

(3) Options awarded in 1994 and 1995 were awarded under the Stock Incentive Plan. See "Compensation Committee Report on Executive Compensation" - "Officer Compensation Program - Long-term Incentive Compensation" and "1995 CEO Compensation." Options awarded during 1993 were made under the Company's 1984 stock option program.

In 1995, the options shown as issued in 1994 and 1995 were amended to conform to a new form of non-qualified option agreement. The effect of the amendment was to accelerate the vesting of the options in the event of the death, disability or approved retirement of the optionee and to allow the optionee (or the optionee's estate) to exercise the option for up to five years (as opposed to two years prior to the amendments) after the occurrence of any such event, provided that an option may not be exercised after its original expiration date.

(4) Except as described below, all Other Compensation consists of (a) contributions to qualified retirement plans, (b) amounts credited to a non-qualified, supplemental retirement plan (profit sharing allocations in excess of Employee Retirement Income Security Act of 1974 (ERISA) limitations) and (c) amounts credited to a deferred compensation plan as benefit plan equivalents. For 1995, these amounts were as follows: For Mr. Blanchard $0, $0 and $0, respectively; for Mr. Haverty, $22,297, $88,680 and $10,320, respectively; for Mr. Twogood, $22,210, $63,058 and $0, respectively; for Mr. Osborne, $21,892, $27,574 and $0, respectively; for Mr. Gritton, $22,022, $20,489 and $3,770, respectively; and for Mr. Yates, $21,718, $15,067 and $0, respectively. The qualified retirement plans and the non-qualified, supplemental retirement plan referred to in clauses (a) and (b) above, respectively, are defined contribution plans that provide that contributions vest when made or declared.

The amount shown as other compensation for Mr. Yates in 1993 represents the purchase price of an annuity policy acquired by the Company in 1993 to partially fund a deferred compensation agreement between Mr. Yates and the Company. Under such agreement, if Mr. Yates continues in the full-time employment with the Company or its affiliates continuously until March 15, 1998, the Company will, commencing after Mr. Yates' termination of employment, make monthly payments to Mr. Yates for a ten year period in an amount equal to the monthly amount that would be payable under a $45,000 conventional single premium retirement annuity policy (with a ten year payout option) purchased on March 15, 1993. If Mr. Yates dies or becomes disabled, such payments will continue to be made to Mr. Yates (or his beneficiaries) notwithstanding such occurrence or, if not theretofore commenced, commence upon the occurrence of such event. The Company is the sole owner and beneficiary of the purchased annuity, and neither Mr. Yates nor any of his beneficiaries has any interest therein.

(5) Mr. Haverty stepped down as President and Chief Executive Officer in May 1995 and was succeeded in such capacities by Mr. Blanchard. Mr. Haverty continues to serve as Chairman of the Board of Directors and remains an employee of the Company.

Mr. Blanchard is entitled to supplemental retirement benefits (the "Supplemental Retirement Benefits") in addition to those ordinarily payable under the Company's profit-sharing, pension and supplemental retirement plans and with respect to any Company-paid portion of contributory retirement plans (collectively, the "Base Plans"). The Supplemental Retirement Benefits are intended to provide Mr. Blanchard with annual retirement benefits approximating those that would be payable to Mr. Blanchard if he had an additional 15 years of service with the Company. The annual amount of the Supplemental Retirement Benefits is calculated by (i) multiplying 1.5 percent times Mr. Blanchard's actual number of years of service at retirement plus 15 and further multiplying the product obtained thereby by the average of Mr. Blanchard's highest five years of cash compensation (base salary plus annual cash incentive) with the Company and (ii) subtracting from the result obtained in clause (i) an amount equal to a level payment annuity obtained by assuming that the principal accumulated for Mr. Blanchard under the Base Plans will be distributed to Mr. Blanchard in 15 equal annual installments with interest paid at an annual rate of eight percent during the distribution period. The Supplemental Retirement Benefits will not be paid unless Mr. Blanchard completes five years of continuous service with the Company, unless Mr. Blanchard's employment is terminated by reason of Mr. Blanchard's disability or death (in which event the Supplemental Retirement Benefits will be paid to Mr. Blanchard or his heirs without regard to the five year service requirement and the amounts payable will be determined based on Mr. Blanchard's years of service prior to his disability or death). The Supplemental Retirement Benefits are payable for 15 years following a qualifying termination of Mr. Blanchard's employment with the Company. Mr. Blanchard's base salary and his participation in the Company's retirement and other benefit plans continue for twenty-four months following any actual or constructive termination of his employment without cause.

Mr. Haverty expects to retire as an employee of the Company on the date of the Company's 1997 annual meeting of shareholders. Mr. Haverty's base salary has been reduced to $300,000 and he is no longer eligible to receive additional grants under the Stock Incentive Plan or to participate in any bonus plans other than the Quarterly Bonus Plan. In the event of Mr. Haverty's disability or involuntary termination without cause prior to the 1997 annual meeting, Mr. Haverty will continue to receive his base compensation through his scheduled retirement date. Mr. Haverty's base salary will terminate if his employment with the Company is terminated for cause prior to such date. If Mr. Haverty were to die prior to his scheduled retirement, his estate would be paid a lump sum equal to the present value of any remaining base compensation payments.


                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)


                                                                                        POTENTIAL REALIZABLE VALUE AT
                                                                                           ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION FOR
                                               INDIVIDUAL GRANTS                                 OPTION TERM
                         -------------------------------------------------------------   ---------------------------
                           NUMBER OF       % OF TOTAL
                          SECURITIES         OPTIONS
                          UNDERLYING          SARS
                           OPTIONS/        GRANTYED TO
                             SARS           EMPLOYEES        EXERCISE
       NAME                 GRANTED         IN FISCAL         OR BASE     EXPIRATION
                                              YEAR             PRICE         DATE          %5($)(12)      10%($)(2)
---------------------    ------------      ------------    ------------   ------------   ------------   ------------
John A. Blanchard III       65,000            46.93%          $30.75         5/1/05       $1,257,003     $3,185,493

Harold V. Haverty           35,000            25.27%          $30.75         5/1/05         $676,848     $1,715,265

Jerry K. Twogood                 0

Charles M. Osborne               0

Mark T. Gritton                  0

Vernon W. Yates                  0


(1) The options shown were granted at an exercise price not less than the fair market value of the Common Stock on the date of grant. The options are exercisable in cumulative installments as follows: one-third on the first anniversary of the grant date, two-thirds on the second anniversary of the grant date and all shares on the third anniversary of such date, provided that the option holder is then employed by the Company. In addition, the vesting of the options granted to Mr. Blanchard are subject to acceleration in the event of certain defined changes in control of the Company. No stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 1995.

In 1995, the Company amended all of the non-qualified options theretofore issued under the Stock Incentive Plan, including options held by the persons named above (Blanchard (65,000 shares), Haverty (75,000 shares), Twogood (25,000 shares), Osborne (12,000 shares), Gritton (12,000 shares) and Yates (12,000 shares)), to conform them to a new form of non-qualified option agreement adopted by the Company. The effect of the amendment was to accelerate the vesting of the options in the event of the death, disability or approved retirement of the optionee and to allow the optionee (or the optionee's estate) to exercise the option for up to five years (as opposed to two years prior to the amendments) after the occurrence of any such event, provided that an option may not be exercised after its original expiration date.

(2) The assumed 5 and 10 percent annual stock price appreciation is shown for illustrative purposes only.


                                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                                              AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                           SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED              IN-THE-MONEY
                                                              OPTIONS/SARS AT                OPTIONS/SARS AT
                                                              FISCAL YEAR END              FISCAL YEAR END(2)
                                                       ---------------------------   ---------------------------
                            SHARES
                           ACQUIRED         VALUE                      UNEXERCIS-                   UNEXERCIS-
      NAME                ON EXERCISE     REALIZED     EXERCISABLE       ABLE        EXERCISABLE       ABLE
---------------------    ------------   ------------   ------------   ------------   ------------   ------------
John A. Blanchard III               0              0              0         65,000             $0             $0

Harold V. Haverty                   0              0        151,901         73,332         $5,000        $10,000

Jerry K. Twogood                    0              0         73,374         23,999         $3,125         $6,250

Charles M. Osborne                  0              0         34,912         11,666         $1,500         $3,000

Mark T. Gritton                     0              0         37,478         10,000        $25,540         $3,000

Vernon W. Yates                     0              0         10,668         11,332         $1,500         $3,000


____________
(1) None of the Named Executive Officers held or exercised any SARs in 1995.

(2) The value of unexercised options at December 29, 1995, the last trading day of 1995, is determined by multiplying the difference between the exercise prices of the options and the closing price of the Common Stock on the NYSE on December 29, 1995 ($29 per share) by the number of shares underlying the options.

                           TOTAL SHAREHOLDERS RETURN *
                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                             (DIVIDENDS REINVESTED)
                        DELUXE CORPORATION, S&P 500 INDEX
                        AND S&P PUBLISHING INDUSTRY GROUP


                         1990      1991      1992      1993      1994      1995
                        ------    ------    ------    ------    ------    ------
DELUXE                  100.00    116.65    141.94    114.06     87.11    100.67
S&P 500 STOCK INDEX     100.00    130.47    140.41    154.56    156.60    214.86
S&P PUBLISHING          100.00    140.28    166.45    188.27    186.19    233.11
INDUSTRY GROUP
(16 companies, excluding the Company)


                           TOTAL SHAREHOLDERS RETURN *
                    COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                             (DIVIDENDS REINVESTED)


                                     [GRAPH]

* Assumes $100 invested on December 31, 1990, in Common Stock, the S&P Stock Index and the S&P Publishing Industry Group. The S&P Publishing Industry Group is a published industry or line-of-business index prepared independently by Standard & Poor's and is weighted on the basis of stock market capitalization. The Company was reclassified during 1994 by Standard & Poor's from the Miscellaneous Industry Group to the Publishing Industry Group contains other companies engaged primarily in the printing business, including the Company's largest competitor in the check printing business.

MEETINGS AND COMPENSATION OF DIRECTORS

 There were six meetings of the Board of Directors in 1995.

 The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee, which has been composed of Messrs. Jacobson (Chairman), MacMillan and Mr. Eugene R. Olson (who is retiring as a Director following the Meeting) since the date of the Company's 1995 annual meeting of shareholders (the "1995 Meeting"), reviews the reports of the independent public accountants and the Company's internal auditors. The Audit Committee held two meetings in 1995. The Compensation Committee, which has been composed of Messrs. Renier (Chairman) and Jacobson and Ms. Grogan since the 1995 Meeting, is responsible for, among other things, developing an executive compensation philosophy and administrative policies, determining the compensation of the CEO, reviewing and approving the compensation of the other Officers, establishing performance measurements and compensation under the Company's short- and long-term incentive compensation programs, reviewing comparative compensation data for Officer positions and reviewing the Company's Officer compensation programs. The Compensation Committee will also be responsible for selecting performance measures and standards and determining appropriate targets and grants for incentive awards under the 1996 Incentive Plan, if it is adopted by the shareholders. The Compensation Committee held five meetings in 1995. The Nominating Committee, which has consisted of Messrs. MacMillan (Chairman), Jacobson, Olson, Renier and Ms. Grogan since the 1995 Meeting, reviews the qualifications for election to the Board of Directors and, in consultation with the Company's management, identifies prospective nominees for consideration by the Board. The Nominating Committee also considers matters relating to management succession and reports on such matters to the Board of Directors. The Nominating Committee held three meetings in 1995.

 The Nominating Committee will consider nominees to the Board of Directors recommended by shareholders. Such recommendations should be submitted by mail, addressed to the Nominating Committee in care of the Secretary of the Company.

 During 1995, each incumbent Director attended at least 75 percent of the aggregate of: (i) the total number of meetings of the Board of Directors and
(ii) the total number of meetings held by all committees of the Board on which he or she served.

 Directors who are employees of the Company do not receive compensation for service on the Board other than their compensation as employees. Directors who are not employees of the Company ("Independent Directors") each receive a $30,000 annual board retainer, payable quarterly. An additional $11,600 annual committee retainer is paid to the chair of each committee and a $6,600 annual committee retainer is paid to each other member of a committee. Fees are not paid for attendance at meetings. In addition to the foregoing, Independent Directors may receive compensation for the performance of duties assigned by the Board or its Committees that are considered beyond the scope of the ordinary responsibilities of Directors or Committee members. During 1995, additional compensation of $5,000 was paid to Mr. Edward W. Asplin (who retired as a Director following the 1995 Annual Meeting) and Messrs. Olson and Renier who, at the request of the Nominating Committee, were primarily involved in the planning process concerning the selection of a new President and Chief Executive Officer.

 In addition, each new Independent Director receives a one-time grant of 1,000 shares of restricted stock under the Stock Incentive Plan as of the date of his or her initial election to the Board of Directors. Mr. Nachtsheim received such a grant on November 10, 1995. The restricted stock vests in equal installments on the dates of the Company's annual shareholders' meetings in each of the three years following the date of grant, provided that the Director remains in office immediately following the annual meeting. Restricted stock awards also vest immediately upon an Independent Director's retirement from the Board in accordance with the Company's policy with respect to mandatory retirement. Mr. Asplin and Mr. John Schreiner retired from the Board of Directors after 18 and 17 years of service, respectively, on May 8, 1995, and their restricted stock grants vested as of such dates. Mr. Olson is expected to retire from the Board of Directors after 25 years of service (including 10 years as Chairman of the Board) immediately after the Meeting and his restricted stock grant will vest on the date of the Meeting.

 Each Independent Director receives a non-qualified option to purchase 1,000 shares of the Company's Common Stock under the Stock Incentive Plan on the date of each annual meeting of the shareholders of the Company, provided that such Director continues to serve as an Independent Director immediately following the annual meeting. These options have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant, are fully exercisable six months after the date of grant and expire on the tenth anniversary of such date. The options also terminate three months following the date upon which a participant ceases to be a Director of the Company.

 Independent Directors may, if they wish, defer payment of their cash retainers until termination of their service on the Board of Directors. Any cash amounts deferred are retained by the Company and credited with interest at the prime rate until they are paid. Mr. Asplin received $680,065 of deferred fees in 1995 under this plan in connection with his retirement from the Board of Directors. None of the current Independent Directors have elected to defer receipt of their retainer fees.

 Independent Directors with at least five years of service who resign or are not nominated for re-election are entitled to benefits under a Board retirement plan. Under this plan, an annual payment equal to the annual Board retainer in effect on the date of retirement is paid to the retiree for the lesser of 10 years or the number of years the retiree served on the Board as an Independent Director. Retirement payments do not extend beyond the lifetime of the retiree and are contingent upon the retiree's availability for consultation with management and refraining from engaging in any activity in competition with the Company. Each of Messrs. Asplin, Schreiner and Olson are eligible for benefits under this plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

 The Compensation Committee consists of three Independent Directors, none of whom is or has been an Officer of the Company. The Company has no compensation committee interlocks--that is, no Officer of the Company serves as a director or a compensation committee member of a company that has an officer or former officer serving on the Company's Board of Directors or the Compensation Committee.

               ITEM 2: APPROVAL OF THE 1996 ANNUAL INCENTIVE PLAN

 Consistent with its responsibility to ensure that executive compensation is aligned with the interests of the Company's shareholders, the Compensation Committee, on February 8, 1996, recommended that the Company refine its approach toward compensating the Officers. In accordance with this recommendation, on February 9, 1996, the Board of Directors, subject to shareholder approval, adopted the 1996 Incentive Plan. The 1996 Incentive Plan is designed to expand the options of the Compensation Committee in selecting objective performance goals for incentive compensation, thereby enhancing the ability of the Compensation Committee to more effectively fashion management incentives reflective of shareholder interests. The Company is seeking shareholder approval of the 1996 Incentive Plan to qualify compensation paid thereunder through December 31, 2000, as "qualified performance-based compensation," as defined in
Section 162(m) of the Code.

ADVANTAGES OF THE 1996 INCENTIVE PLAN

 The 1996 Incentive Plan is intended to supersede the 1994 Incentive Plan as the primary source of short-term cash incentive compensation for the Officers. The Board of Directors believes that the 1996 Incentive Plan provides several distinct advantages over the 1994 Incentive Plan. Under the 1994 Incentive Plan, all incentive compensation for the executive officers named in the Company's annual proxy statement or otherwise designated as "Executives" by the Compensation Committee (the "Executives") was dependent solely upon a comparison of the Company's return on average capital employed ("ROACE") to the ROACE of the companies in the S&P 500. The Compensation Committee has found that the one-dimensional nature of the 1994 Incentive Plan inhibits its ability to effectively tie executive performance objectives to particular corporate goals and to modify those goals to reflect changes in the Company's business. Accordingly, the 1996 Incentive Plan allows the Committee to base the incentive compensation of the Executives upon a variety of objective indicators of corporate performance, including, among others, sales, stock price, profits, earnings before interest income, interest expense and taxes, ROACE, margins, cumulative total return to stockholders ("TSR") and cash flow. The performance goals may vary between

Executives and may be made applicable to the Company as a whole or one or more identifiable business units. Further, the achievements of the Executives may be measured against internal corporate objectives or compared to the corresponding results of preselected peer groups.

 The Compensation Committee intends to continue to associate the incentive compensation of the Executives and other members of senior management with the achievement of objective corporate performance standards. Subject to shareholder approval of the 1996 Incentive Plan, the Compensation Committee has determined that the performance factors that will be considered in determining incentive compensation for 1996 under the 1996 Incentive Plan will be ROACE and earnings per share for Messrs. Blanchard and Osborne and ROACE and earnings before interest expense, interest income and taxes for the other Officers. It is expected that the Named Executive Officers will receive cash incentive compensation only under the 1996 Incentive Plan and the Quarterly Bonus Plan. A portion of the incentive compensation of the other Officers may be derived from business unit-based incentive plans.

 The Board of Directors believes that the additional flexibility of the 1996 Incentive Plan will significantly enhance the ability of the Compensation Committee to more closely tailor the incentives, and compensation risks, of the Executives and other participants in such Plan to their specific responsibilities and the overall framework of corporate objectives.

ELIGIBILITY

 Participation in the 1996 Incentive Plan is limited to management and highly compensated employees selected by the Compensation Committee. At the present time, the Compensation Committee intends to limit participation in the 1996 Incentive Plan to the Officers. The purpose of this limitation is to align the financial interests of the persons whose positions of responsibility can most affect the performance of the Company more closely with shareholder interests. Independent Directors are not eligible to participate in the 1996 Incentive Plan. Participants in the 1996 Incentive Plan are designated by the Committee as either "Executives" or "Other Participants." The executive officers of the Company that the Committee reasonably believes will be named in the Company's annual proxy statement must be designated as "Executives," for whom incentive compensation must be based upon the achievement of objective indicators of corporate performance. There were approximately 150 persons employed by the Company and its subsidiaries as of March 15, 1996 who the Compensation Committee believes would currently be eligible to receive awards under the 1996 Incentive Plan, five of whom are Executives.

ADMINISTRATION

 The 1996 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to select the individuals to whom awards are granted, to set the terms and conditions of such awards and to determine whether and under what conditions the payment of any amounts received under any award shall or may be deferred. The Compensation Committee also has the authority to establish rules for the administration of the 1996 Incentive Plan. Any determinations under and interpretations with respect to the 1996 Incentive Plan are at the sole discretion of the Compensation Committee, whose determination and interpretations are binding on all interested parties. The Compensation Committee may delegate its powers and duties under the 1996 Incentive Plan to one or more officers or a committee of officers; PROVIDED, HOWEVER, that the Compensation Committee may not delegate its power to make determinations regarding officers or directors of the Company who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor delegate any of its powers and duties under the 1996 Incentive Plan in such a manner as would cause such Plan to fail to comply with any of the requirements of Section 162(m) of the Code.

AWARD FORMULA, BUSINESS CRITERIA

 For Other Participants, awards under the 1996 Incentive Plan will be based on individual, pre-established criteria to be set by the Compensation Committee not later than the 90th day of each annual performance period. Such criteria are not required to be objective and may include financial and nonfinancial performance goals that are tied to the results achieved by such individual's business unit, the Company as a whole or to such individual's particular area of responsibility. Performance goals for Executives must be objective and must be based solely on one or more of the following criteria: sales values; margins; volume; cash flow; stock price; market share; sales; earnings per share; profits; earnings before interest expense and taxes; earnings before interest expense, interest income and taxes; earnings before interest expense, taxes and depreciation and/or amortization; earnings before interest expense, interest income, taxes and depreciation and/or amortization; return on equity or costs; ROACE; return on invested capital employed; or TSR. These criteria may apply to the individual receiving the award, an identifiable business unit or the Company as a whole and on an annual or other periodic or cumulative basis. The Company's performance may or may not be compared to that of selected peer groups.

 The goal of the 1996 Incentive Plan is to provide total compensation (base salary and annual incentive) commensurate with the Company's financial performance. Each Other Participant and Executive (collectively, the "Participants") receives an incentive payment for each year in an amount equal to a dollar amount or a percentage of the Participant's base salary determined by the Compensation Committee (the "Target Award") multiplied by a percentage (the "Award Percentage") that corresponds to each performance factor applicable to and achieved by the Participant during such year. The Award Percentage may be more or less than 100%, and the Target Award may be more or less than the Participant's base salary. The 1996 performance criteria under the 1996 Incentive Plan are intended to provide total cash compensation at approximately the 65th percentile of the companies in the Compensation Survey if the more aggressive target goals are achieved, rising above such level if the goals are exceeded. A reduced level of compensation will be paid if the performance goals are not attained, and no incentive compensation will be paid if the Company's performance falls more than 20% below the targeted levels. To assist it in achieving the desired compensation levels, the Compensation Committee has retained the ability, in its sole discretion, to increase or reduce the amount of any incentive payment under the 1996 Incentive Plan; PROVIDED, HOWEVER, that the Compensation Committee may not increase the incentive compensation payable to any Executive for any performance period. Unless otherwise determined by the Compensation Committee, no incentive payments will be made under the 1996 Incentive Plan to any Participant whose employment terminates prior to the last day of a yearly performance period.

INVESTMENT ELECTIONS, DIVIDEND AND VOTING RIGHTS

 Each year, Participants may irrevocably elect, prior to a date specified by the Compensation Committee (which must be not later than the 90th day of a performance period) whether to receive any benefits that may be paid under the 1996 Incentive Plan in cash or in the form of shares of Common Stock, restricted stock units or a combination thereof under the Stock Incentive Plan, whichever is made available by the Compensation Committee to such Participant. Participants may also defer the receipt of any cash incentive payments in accordance with any available deferred compensation plan.

 In consideration of a Participant's electing to receive shares of Common Stock or restricted stock units in lieu of all or part of the cash portion of an incentive award, the amount of the cash foregone will be increased by 25 percent for purposes of determining the number of shares of Common Stock or restricted stock units to be credited to the electing Participant. Shares of Common Stock or restricted stock units will then be issued based on the fair market value of a share of Common Stock on the date of issuance, as determined in accordance with the terms of the Stock Incentive Plan. Any shares of Common Stock or restricted stock units awarded to a Participant may be subject to such forfeiture rights and transfer restrictions as may be established by the Compensation Committee. The annual award limitations of the Stock Incentive Plan do not apply to awards made under the 1996 Incentive Plan (see "Item 3 and Item 4: Approval of Certain Amendments to the Stock Incentive Plan and the Performance Share Plan").

 The Company anticipates that Participants electing to receive restricted stock units will receive cash payments equivalent to the cash dividends declared on a corresponding number of shares of Common Stock until such time as such restricted stock units are forfeited or exchanged for shares of Common Stock.

RESTRICTIONS ON AWARDS AND TRANSFERS

 The maximum amount any Participant can receive under the 1996 Incentive Plan in any plan year is $2.0 million (the maximum amount receivable under the 1994 Incentive Plan in any plan year was $800,000). Except as otherwise permitted by the Compensation Committee, no right to any incentive payments under such Plan may be transferred by a Participant other than by will or the laws of descent and distribution, although Participants may, if so determined by the Compensation Committee, designate beneficiaries to receive their payments upon their death or transfer their rights to cash incentive payments to members of their immediate family or a trust for the benefit of such members. Participants electing to receive shares of Common Stock or restricted stock units may not sell, assign, transfer, pledge or otherwise dispose of any such shares or units prior to their vesting date.

FEDERAL TAX CONSEQUENCES

 The following is a summary of the principal federal income tax consequences generally applicable to awards expected to be made under the 1996 Incentive Plan. The amount of any cash received pursuant to such Plan is taxable as ordinary income to a Participant. Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, compensation paid under the 1996 Incentive Plan is "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Company will be entitled to a corresponding tax deduction at the time a Participant recognizes ordinary income from such Plan.

 Participants who receive shares of Common Stock or restricted stock units pursuant to the 1996 Incentive Plan that are not transferable and subject to a substantial risk of forfeiture must, unless a special election is made pursuant to the Code, recognize ordinary income equal to the fair market value of such securities, determined as of the first time such securities become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier.

 The Company is expected to be entitled to a corresponding tax deduction. It is not anticipated that there will be any tax consequences to the Company in connection with a subsequent disposition of any securities acquired by a Participant.

 The Compensation Committee may, upon such terms and conditions as it may impose, permit Participants receiving awards to surrender shares of Common Stock (which shares may be either received upon the receipt of the award or previously owned by the Participant) to the Company to satisfy a Participant's federal and state tax obligations.

TERMINATION

 The 1996 Incentive Plan will, subject to shareholder approval, be deemed effective as of January 1, 1996 and will terminate on December 31, 2000. No awards may be made after the termination of the 1996 Incentive Plan, although any right to receive an incentive payment may continue after any termination of such Plan.

AMENDMENT

 The Board of Directors may amend, alter or discontinue the 1996 Incentive Plan at any time; PROVIDED, HOWEVER, that shareholder approval must be obtained for any action that, absent such approval, would (i) cause Rule 16b-3 under the Exchange Act to become unavailable with respect to the 1996 Incentive Plan or
(ii) violate the rules or regulations of any securities exchange or the National Association of Securities Dealers, Inc. applicable to the Company. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in such Plan in the manner and to the extent it shall deem desirable to carry the 1996 Incentive Plan into effect. The Compensation Committee may waive any condition or rights of the Company under any outstanding award, prospectively or retroactively, without the consent of the holder or beneficiary of the award. Any other amendment or alteration to an outstanding award will require the consent of the holder or beneficiary thereof.

BOARD RECOMMENDATION

 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR THE PROPOSAL TO APPROVE THE 1996 INCENTIVE PLAN. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the annual meeting of shareholders will be necessary for such approval. If the 1996 Incentive Plan is not approved by the shareholders, the Company expects to continue to use the 1994 Incentive Plan or other incentive plans as the framework for its incentive compensation program.

         ITEM 3 AND ITEM 4: APPROVAL OF CERTAIN AMENDMENTS TO THE STOCK INCENTIVE PLAN AND THE PERFORMANCE SHARE PLAN

 On December 22, 1993, the Board of Directors, upon the recommendation of the Compensation Committee adopted the Deluxe Corporation Stock Incentive Plan (the "Stock Incentive Plan"), and on February 10, 1994, the Board of Directors, upon the recommendation of the Compensation Committee adopted the Deluxe Corporation Performance Share Plan (the "Performance Share Plan" and, collectively with the Stock Incentive Plan, the "Plans"). The adoption of the Plans was approved by the shareholders of the Company at the 1994 annual meeting of shareholders. The purpose of the Plans is to promote the interests of the Company and its shareholders by aiding the Company in attracting management personnel capable of assuring the future success of the Company, offering such personnel incentives to put forth maximum efforts for the success of the Company's business and affording such personnel an opportunity to acquire a proprietary interest in the Company. The Stock Incentive Plan is the umbrella plan under which any shares of Common Stock or restricted stock units issued pursuant to the 1994 Incentive Plan, the 1996 Incentive Plan and the Performance Share Plan are issued. A copy of the Stock Incentive Plan, as the same is proposed to be amended, is attached as Appendix I, and the following discussion is qualified in its entirety by reference to the full text of such Plan.

PROPOSED AMENDMENTS

 Consistent with its efforts to more closely align the compensation of the Officers and employees of the Company with the long-term interests of its shareholders, the Board of Directors and the Compensation Committee expect that equity-based incentive compensation will constitute an increasingly important element of the Company's overall compensation mix. To ensure that the Company has sufficient flexibility under the Plans to effectively implement its compensation objectives in future years, the Board of Directors has determined to amend (the "Amendments") the Plans to (i) increase the number of shares of Common Stock reserved for issuance under the Stock Incentive Plan from 3,000,000 to 7,000,000, (ii) extend the term of the Plans from December 31, 1998 to December 31, 2000, (iii) increase the maximum number of shares of Common Stock that may be made subject to awards or grants made to a given individual under the Plans in any given calendar year from 90,000 to 200,000 and (iv) increase the maximum aggregate number of shares of Common Stock that may be awarded to any individual under the Performance Share Plan from 90,000 to 120,000. The Stock Incentive Plan is being amended as described in clauses (i), (ii) and
(iii) above and the Performance Share Plan is being amended as described in clauses (ii), (iii) and (iv). The Board of Directors believes that these adjustments will enable the Compensation Committee to appropriately adjust the compensation mix of the Officers and employees of the Company in future years and give it the flexibility needed to address any unique compensation requirements. Shareholder approval of the Amendments is necessary to qualify compensation paid under the amended version of the Plans through December 31, 2000, as "qualified performance-based compensation," as defined in Section 162(m) of the Code.

VOTING

 The proposed Amendments to the Stock Incentive Plan and the Performance Share Plan will be voted on separately at the Meeting. The approval of the Amendments to the Performance Share Plan is conditioned upon the approval of the Amendments to the Stock Incentive Plan. The Amendments to the Stock Incentive Plan may be approved without regard to the approval or disapproval of the Amendments to the Performance Share Plan. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the Meeting will be necessary for the approval of each set of Amendments.

ADMINISTRATION

 With the exception of the provisions applicable to Independent Directors, which provisions are discussed below, the Plans are administered by the Compensation Committee. The Compensation Committee has the authority to (i) select the individuals to whom awards are granted, (ii) determine the types of awards to be granted and the number of shares of Common Stock covered by such awards (or with respect to which payments, rights or other matters are to be calculated), (iii) set the terms and conditions of such awards, (iv) amend the terms and conditions of any award or award agreement and accelerate the exercisability of options or the lapse of restrictions related to restricted stock or other awards made under such Plan,
(v) determine whether, to what extent and under what circumstances awards made under the Stock Incentive Plan may be exercised in cash, shares of Common Stock, other securities or property or canceled or forfeited and (vi) determine whether the payment of any amounts received under any Stock Incentive Plan award shall or may be deferred. The Compensation Committee has the authority to interpret and administer the Plans and any agreement relating to or award made under the Plans and to establish rules for the administration of the Plans. The determinations and interpretations of the Compensation Committee are binding on all interested parties. The Compensation Committee may delegate to one or more Officers, the Committee's powers and duties under the Plans; PROVIDED, HOWEVER, that the Compensation Committee may not delegate any of its powers and duties under the Plans with respect to individuals who are subject to Section 16 of the Exchange Act or in such a manner as would cause the Plans to fail to comply with any of the requirements of Section 162(m) of the Code.

TERMS OF THE PLANS

 STOCK INCENTIVE PLAN

 The Stock Incentive Plan permits the granting of a variety of different types of awards: stock options; stock appreciation rights ("SARs"); restricted stock and restricted stock units; performance awards; dividend equivalents; and other awards valued in whole or in part by reference to or otherwise based upon the value of the Common Stock ("Other Stock-Based Awards"). Awards may be granted alone, in addition to, in tandem with or in substitution for any other award granted under the Stock Incentive Plan or any other compensation plan. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of Common Stock or other securities, awards or property, or any combination thereof, all as the Compensation Committee shall determine. The exercise price per share under any stock option, the grant price of any SAR and the purchase price of any security which may be purchased under any Other Stock-Based Award may not be less than the fair market value of the Common Stock on the date of the grant of such option, SAR or Award. Determinations of fair market value under the Stock Incentive Plan are made in accordance with methods and procedures established by the Compensation Committee.

 Options may be exercised by payment in full of the exercise price in whole or in part by the tendering of cash, shares of Common Stock or other consideration having a fair market value on the date the option is exercised equal to the exercise price, all as determined by the Compensation Committee.

 The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Compensation Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares of Common Stock over the grant price of the SAR.

 Shares of restricted stock and restricted stock units are subject to such restrictions as the Compensation Committee may impose (including any limitations on the right to vote or the right to receive dividends), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Compensation Committee may determine. Restricted stock and restricted stock units may not be transferred by the holder until the restrictions established by the Compensation Committee lapse. Holders of restricted stock units have the right, subject to any terms and conditions imposed by the Compensation Committee, to receive shares of Common Stock at some future date. Upon termination of the holder's employment (as determined under criteria established by the Compensation Committee) during the applicable restriction period, shares of restricted stock and restricted stock units are forfeited, provided that the Compensation Committee may, when it finds that a waiver would be in the best interests of the Company, waive all or part of any remaining restrictions.

 Performance awards provide the holder thereof the right to receive payments based, in whole or in part, upon the achievement of such goals during such performance periods as the Compensation Committee shall establish. A performance award granted under the Stock Incentive Plan may be denominated or payable in cash, shares of Common Stock, restricted stock, restricted stock units, other securities, awards or property. Dividend equivalents entitle the holder thereof to receive payments (in cash, shares of Common Stock or otherwise, as determined by the Compensation Committee) equivalent to the amount of cash dividends paid with respect to a number of shares of Common Stock determined by the Compensation Committee. The Compensation Committee is also authorized to establish the terms and conditions of Other Stock-Based Awards.

 PERFORMANCE SHARE PLAN

 Under the Performance Share Plan, awards of restricted stock units may be granted for such performance periods as may be determined by the Compensation Committee. The right to have an award vest or become payable is determined solely on the total shareholder return (TSR) of the Company as compared to the TSRs of the companies included in the S&P 500. For purposes of the Performance Share Plan, TSR is defined as the appreciation in share price between the date of grant and the end of the performance period, plus dividends paid during the performance period.

 Payment of vested awards may be made at such times, with such restrictions and conditions, and in such forms (shares of Common Stock, including restricted shares, restricted stock units, other awards or combinations thereof) as the Compensation Committee in its sole discretion may determine at the time of granting an award; PROVIDED, HOWEVER, that restricted stock units awarded under the Performance Share Plan may be earned by a participant, and become the property of the participant, only if the Company's TSR equals or exceeds the 50th percentile of the TSR of the companies included in the S&P 500 during a measurement period selected by the Compensation Committee, which period need not be the same as the period during which the Company's performance is evaluated. Each award agreement must include provisions governing the disposition of the related award in the event of the retirement, disability, death or other termination of a participant's employment with the Company or an affiliate of the Company. The Compensation Committee may, in its sole discretion, provide that any award may earn dividend equivalents as provided in the Stock Incentive Plan.

RESTRICTIONS ON AWARDS AND TRANSFERS

 The Plans currently provide that no person may be granted any award or awards thereunder of more than an aggregate of 90,000 shares in any calendar year. Further, no person may receive aggregate awards for more than 90,000 shares under the Performance Share Plan. If approved by the shareholders, the Amendments would increase the maximum annual award limit to 200,000 shares per participant and the maximum aggregate number of performance shares that could be awarded to a given individual would be increased from 90,000 to 120,000. The Board of Directors has determined that increasing these limits will facilitate the Company's transition to a compensation program that emphasizes incentive pay and stock ownership and permit the Compensation Committee to more easily address any specialized future compensation arrangements. The annual maximum share limitations do not apply to shares acquired pursuant to the 1994 Incentive Plan or the 1996 Incentive Plan.

 No award granted under the Plans may (except as otherwise determined by the Compensation Committee with respect to awards under the Performance Share Plan) be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted other than by will or the laws of descent and distribution, except that, if so determined by the Compensation Committee, a participant may, in the manner established by the Compensation Committee, (i) designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant or (ii) transfer any award (other than an incentive stock option) to any member of such participant's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated under the Exchange Act, or any successor rule or regulation) or to a trust whose beneficiaries are members of such Participant's "immediate family." Each award or right under any award shall be exercisable during a participant's lifetime only by the participant, or by a member of such participant's "immediate family" or a trust for the members of such "immediate family" pursuant to a transfer as described above, or if permissible under applicable law, by the participant's guardian or legal representative. No award or right under any award may be pledged, alienated, attached or otherwise encumbered.

 The aggregate number of shares of Common Stock that may currently be issued under all awards granted during the period from January 1, 1994 through December 31, 1998 under the Stock Incentive Plan (including pursuant to the Performance Share Plan) is 3,000,000 (subject to adjustment as described below). Pursuant to the Amendments, the number of shares of Common Stock reserved for issuance under the Stock Incentive Plan will be increased to 7,000,000 and its term and the term of the Performance Share Plan will be extended through December 31, 2000. The Board of Directors believes it is appropriate to increase the number of shares subject to the Stock Incentive Plan in conjunction with extending the term of the Plans and as a result of the Company's expected future efforts to maximize the equity-based component of the compensation of its Officers and employees. No more than 1,000,000 shares may be issued under the Plans in the form of shares of restricted stock or in exchange for restricted stock units or any combination thereof. If any shares of Common Stock subject to any award or to which an award relates are not purchased or are forfeited, or if any such award terminates without the delivery of any shares, the shares previously set aside for such awards will be available for future awards under the Stock Incentive Plan. Shares underlying awards that allow the holder to receive or purchase shares will be counted against the aggregate number of shares available under the Stock Incentive Plan.

ADJUSTMENTS

 If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plans, the Compensation Committee shall, in such manner as it deems equitable, adjust (a) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (b) the number and type of shares (or other securities or property) subject to outstanding awards and (c) the exercise price with respect to any award.

TERMINATION

 The Amendments extend the expiration date of the Plans from December 31, 1998 to December 31, 2000. No awards may be made under the Plans after that date. However, unless otherwise expressly provided in the Plans or an applicable award agreement, any award theretofore granted under the Plans may extend beyond the end of such period.

AMENDMENT

 The Board of Directors may amend, alter or discontinue the Plans at any time, although shareholder approval must be obtained for any such action that, absent such shareholder approval, would (i) cause Rule 16b-3 under the Exchange Act to become unavailable with respect to awards made under the Plans; (ii) violate the rules or regulations of the NYSE, any other securities exchange or the National Association of Securities Dealers, Inc. applicable to the Company or (iii) cause the Company to be unable, under the Code, to grant incentive stock options under the Stock Incentive Plan. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plans or any award agreement in the manner and to the extent it shall deem desirable to carry the Plans into effect. The Compensation Committee may waive any condition of, or rights of the Company under any outstanding award, prospectively or retroactively. Neither the Compensation Committee nor the Company may amend, alter, suspend, discontinue or terminate any outstanding award, prospectively or retroactively, without the consent of the holder thereof, except as otherwise provided in the relevant award agreement or the Plans.

FEDERAL TAX CONSEQUENCES

 STOCK INCENTIVE PLAN

 The grant of an option or SAR under the Stock Incentive Plan is not expected to result in any taxable income to the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction in the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and upon whether such shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

 With respect to other awards granted under the Stock Incentive Plan that are payable either in cash or shares of Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares of Common Stock received (determined as of the date of such receipt) over (b) the amount (if any) paid for such shares of Common Stock by the holder of the award, and the Company will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction in the same amount.

 PERFORMANCE SHARE PLAN

 The grant of a restricted stock unit under the Performance Share Plan is not expected to result in any taxable income for a participant. The issuance of shares of Common Stock when a restricted stock unit is earned will be taxable to the participant as ordinary income for the fair market value of the shares at that time. Subject to the usual rules concerning reasonable compensation, and assuming as expected that compensation paid under the Performance Share Plan is "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Company will be entitled to a tax deduction for that same amount at the time a participant recognizes ordinary income. There are not expected to be any tax consequences to the Company in connection with a subsequent disposition of the shares acquired by a participant pursuant to the Performance Share Plan.

 GENERAL

 Special rules may apply in the case of individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received pursuant to the exercise of a stock option or SAR or when restricted stock units are earned may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized, and the amount of the Company's tax deduction, are determined as of the end of such period.

 Under the Plans, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to surrender shares of Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee) or other property to the Company to satisfy federal and state tax obligations.

ELIGIBLE EMPLOYEES

 STOCK INCENTIVE PLAN

 Any employee of the Company and its affiliates selected by the Compensation Committee is eligible to receive an award under the Stock Incentive Plan. It is currently the Compensation Committee's intention to limit eligibility to the key management group, defined by level of job responsibility. There were approximately 600 persons employed by the Company and its subsidiaries as of March 11, 1996 who are eligible as a class to receive awards under the Stock Incentive Plan, if eligibility is limited to the key management group. The amount, type and recipients of awards under the Stock Incentive Plan are not likely to differ materially from those previously made under such Plan if the Amendments are approved. See "New Benefits Table."

 PERFORMANCE SHARE PLAN

 The terms of the Performance Share Plan limit eligibility to receive an award thereunder to members of management or highly compensated employees selected by the Compensation Committee. At the present time the Compensation Committee intends to limit participation in the Performance Share Plan to the most senior Officers of the Company and/or its subsidiaries. The purpose of this limitation is to increase the incentives, and compensation risks, for the executives whose positions of responsibility can most affect the performance of the Company, with the goal of aligning their personal financial interests more closely with long-term shareholder interests. Independent Directors of the Company or any affiliate are not eligible to participate in the Performance Share Plan. There were approximately eight persons employed by the Company and its subsidiaries as of March 11, 1996 that the Compensation Committee believes would be currently eligible to receive awards under the Performance Share Plan. The amount, type and recipients of awards under the Performance Share Plan are not likely to differ materially from those previously made under such Plan if the Amendments are approved. See "New Benefits Table."

INDEPENDENT DIRECTORS

 Each Independent Director in office following the Company's 1994 annual meeting of shareholders received an award of 1,000 shares of restricted stock under the Stock Incentive Plan. These shares vest in three equal installments on the dates of the succeeding annual shareholders meetings if the Independent Director remains in office immediately following such meeting. In the event that, in accordance with the Company's policy with respect to mandatory retirement of directors, any Independent Director is not nominated for election at an annual meeting, any restricted stock award that has not already done so vests in full upon such director's retirement from the board. In addition, each Independent Director elected to the Board of Directors after the 1994 annual meeting receives an award of 1,000 shares of restricted stock under the Stock Incentive Plan upon the date of his or her initial election, subject to the same vesting restrictions. If an Independent Director ceases to be a director prior to the date on which his or her award is fully vested for any reason other than mandatory retirement, any unvested portion of the award terminates and is forfeited.

 Each Independent Director is granted an option under the Stock Incentive Plan to purchase 1,000 shares of Common Stock on the date of each annual meeting of shareholders, if the director remains in office immediately following such meeting. The exercise price of each such option is equal to the per share fair market value of the underlying Common Stock on the date of grant. Such options are non-qualified stock options, become exercisable six months after being granted and terminate after 10 years. The options also terminate three months following the date upon which the optionee ceases to be a director of the Company, except that if the optionee ceases to be a director by reason of willful and material misconduct, the option terminates as of the date of such misconduct. If the optionee dies while a director of the Company or within three months thereafter, or if a director ceases to be a director by reason of his or her disability, such director's options may be exercised at any time within 12 months after the optionee's death or disability by the optionee's legal representatives, but only to the extent of the number of shares the optionee was entitled to purchase under the option on the date of death or cessation of directorship.

BOARD RECOMMENDATION

 THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE STOCK INCENTIVE PLAN AND FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE PERFORMANCE SHARE PLAN. The approval of the Amendments to the Performance Share Plan is conditioned upon the approval of the Amendments to the Stock Incentive Plan. The Amendments to the Stock Incentive Plan may be approved without regard to the approval or disapproval of the Amendments to the Performance Share Plan.

                                NEW PLAN BENEFITS
 The benefits or amounts that will be received by or allocated to the Officers, employees and Directors of the Company if the 1996 Incentive Plan is approved by the shareholders are not presently determinable. The following chart describes the benefits that would have been received by the indicated Participants if the 1996 Incentive Plan had been in effect in 1995 and the 1996 Target Awards and Award Percentages applicable to such individuals were applied to the Company's performance during the fiscal year ended December 31, 1995. The awards shown as payable under the Amendments to the Stock Incentive Plan and the Performance Share Plan are identical to the awards made under such Plans to the designated individuals in February 1996. Other than as described below with respect to Mr. Blanchard's award under the Performance Share Plan, the granting of such awards does not depend on the approval of the Amendments at the Meeting.

                                NEW PLAN BENEFITS

                                         1996 INCENTIVE           STOCK INCENTIVE PLAN             PERFORMANCE SHARE
       NAME AND POSITION                      PLAN                   (AS AMENDED)                PLAN ( AS AMENDED)(3)
  ---------------------------          -------------------  ------------------------------  -------------------------------
                                                                                 NUMBER OF                        NUMBER OF
  NAME AND PRINCIPAL POSITION          DOLLAR VALUE ($)(1)  Dollar Value ($)(2)    UNITS    Dollar Value ($)(2)     UNITS
  ---------------------------          -------------------  -------------------  ---------  -------------------   ---------
John A. Blanchard III(4)                   $0 - 188,500       $175,000         70,000        $0 - 975,000        0 - 30,000
President and Chief Executive Officer

Harold V. Haverty(5)                                 $0             $0           0.00                  $0                 0
Chairman of the Board

Jerry K. Twogood                            $0 - 76,041        $46,875         18,750        $0 - 365,625        0 - 11,250
Executive Vice President

Charles M. Osborne                          $0 - 83,751        $75,000         30,000        $0 - 365,625        0 - 11,250
Senior Vice President and
Chief Financial Officer

Mark T. Gritton                             $0 - 72,420        $75,000         30,000        $0 - 365,625        0 - 11,250
Senior Vice President

Vernon W. Yates                             $0 - 36,210        $25,000         10,000                  $0                 0
Senior Vice President

Executive Group                            $0 - 634,938       $451,875        180,750      $0 - 3,022,500        0 - 93,000

Non-Executive Director Group                          0              0              0                  $0                 0

Non-Executive Employee Group               $0 - 338,330     $1,011,750        404,700                  $0                 0

____________

(1) The maximum amount shown reflects the application of certain adjustments to the Company's reported financial results for 1995. The minimum amounts shown represent the incentive compensation that would have been payable for 1995 if no adjustments were made to such financial results. The Compensation Committee has the discretion to reduce the incentive compensation payable under the 1996 Incentive Plan by not giving effect to any or all of such adjustments and may, in any event, reduce the amount of incentive compensation payable to any executive officer. As a result of the foregoing and because the Company's results for 1996 cannot now be determined, the amount of incentive compensation, if any, that may ultimately be awarded to any of the indicated persons or groups for 1996 is not determinable at this time. No incentive compensation is to be paid if the Company's performance falls more than 20% below the targeted levels.

Awards under the proposed 1996 Incentive Plan will be made in cash, although Participants may defer all or a portion of the cash award and elect to receive shares of restricted stock or restricted stock units instead, whichever is made available by the Compensation Committee. The amount of any payment made to a Participant under such Plan will depend, in the case of Messrs. Blanchard and Osborne, on the Company's ROACE and earnings per share for 1996 and upon the Company's ROACE and earnings before interest income, interest expense and taxes for the Company's other Officers. Certain persons have made an election to receive all or a portion of their awards under the 1996 Incentive Plan in the form of restricted stock units; the amount shown in the table includes adjustments to such awards in accordance with the terms of the 1996 Incentive Plan. "Units" are not shown in the portion of the table covering the 1996 Incentive Plan because the number of units issued, if any, to these electing persons will vary depending upon the price of the Common Stock on the date of issuance of the award as well as upon the Company's performance relative to the applicable performance targets. The award shown in the table for each of the Participants may be increased or decreased at the direction of the Compensation Committee; PROVIDED, HOWEVER, that the Compensation Committee may not increase the incentive compensation of any Executive.

(2) The dollar value shown is based on the difference between the exercise price of the awards indicated ($30 per share) and the closing price of the Common Stock on March 11, 1996 ($32.50), the record date for the Meeting. The closing price of the Common Stock on the NYSE on March 18, 1996 was $32.

(3) The restricted stock units shown will be earned and converted into shares of Common Stock if the Company's TSR during the period from December 31, 1995 through December 31, 1999 exceeds certain levels relative to the TSRs of the companies included in the S&P 500 for the same period according to the following schedule:

- None of the restricted stock units will vest if the Company's TSR during the performance period ranks below the median of the companies in the S&P 500 during such period;

- 33-1/3 percent of the maximum number of units shown will vest if the Company's TSR during the performance period ranks at the median of the companies in the S&P 500 during such period;

- 66-2/3 percent of the maximum number of units shown will vest if the Company's TSR during the performance period ranks at the 75th percentile of the TSRs of the companies in the S&P 500 during such period; and

- 100 percent of the maximum number of units shown will vest if the Company's TSR during the performance period ranks at or above the 90th percentile of the TSRs of the companies in the S&P 500 during such period.

For performance achievements in excess of the median that fall between such percentile levels, the number of restricted stock units that vest will be ratably adjusted to the nearest whole number. No dividends are paid on the restricted stock units during the performance period. Instead, the number of restricted stock units awarded will be increased by a number equal to (i) the product of the dividend per share paid on the Company's Common Stock (up to 37 cents per share per quarter) and the number of restricted stock units awarded (as increased from time to time as a result of such dividend payments), divided by (ii) the closing price of the Common Stock on the NYSE on the dividend payment date, rounded to the nearest whole unit. If prior to the expiration of the performance period on December 31, 1999, the recipient retires in accordance with the Company's applicable retirement policies, terminates employment because of permanent disability or dies, then the recipient or the recipient's estate or legal representatives will be entitled to receive the number of shares which the recipient of the award would have received had he or she continued in the Company's employment for the full performance period. If the recipient's full time employment otherwise terminates prior to the expiration of the performance period, the award is forfeited.

The number of shares of Common Stock paid to certain of the executive officers is subject to reduction at the discretion of the Compensation Committee. As a result of the foregoing factors and because the price of the Common Stock is subject to fluctuation, the value of the shares of Common Stock that may ultimately be awarded and paid to any of the indicated participants is not determinable at this time. The dollar values shown in the table are based on the closing price of the Common Stock on March 11, 1996, the record date for the Meeting. The dollar values and number of units shown do not give effect to the payment of future dividends on the Common Stock.

(4) Mr. Blanchard's award provides that the maximum number of shares of Common Stock that may be earned is limited to 20,000, unless the shareholders of the Company approve the proposed Amendments to the Performance Share Plan at the Meeting.

 (5) Mr. Haverty stepped down as President and Chief Executive Officer of the Company on May 1, 199 and was succeeded in such capacities by Mr. Blanchard. Mr. Haverty continues to serve as an employee of the Company and as Chairman of the Board of Directors.

 ITEM 5: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors, upon the recommendation of its Audit Committee, has selected Deloitte & Touche as independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 1996 and to perform other accounting services. Deloitte & Touche has acted as independent auditors of the Company since 1964.

  Representatives of Deloitte & Touche are not expected to be present at the Meeting. Although it is not required to do so, the Board of Directors has submitted the selection of Deloitte & Touche as the Company's independent auditors to the shareholders for ratification. Unless a contrary choice is specified, persons named as proxies will vote for the ratification of the selection of Deloitte & Touche. If the selection is not ratified, the Board of Directors will reconsider its selection of Deloitte & Touche. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF ITS SELECTION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS.

                                OTHER BUSINESS

  The Board of Directors does not intend to present any business at the Meeting other than the matters specifically set forth in this proxy statement and knows of no other business scheduled to come before the Meeting. If any other matters are brought before the Meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Company.

 SHAREHOLDER PROPOSALS

  Any shareholder proposals intended to be presented at the Company's 1997 annual meeting of shareholders must be received by the Company no later than November 27, 1996 in order to be included in the proxy statement for that meeting.

                            By order of the Board of Directors:

                             John H. LeFevre
                             Secretary
 March 27,1996

                                                                      APPENDIX I

                    DELUXE CORPORATION STOCK INCENTIVE PLAN
                                 (AS AMENDED)

SECTION 1. PURPOSE.

  The purpose of the plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting management personnel capable of assuring the future success of the Company, by offering such personnel incentives to put forth maximum efforts for the success of the Company's business, and by affording such personnel an opportunity to acquire a proprietary interest in the Company.

SECTION 2. DEFINITIONS.

  As used in the plan, the following terms shall have the meanings set forth below:

  (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the committee.

  (b) "Award" shall mean any option, stock appreciation right, restricted stock, restricted stock unit, performance award, dividend equivalent or other stock-based award granted under the plan.

  (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any award granted under the plan.

  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

  (e) "Committee" shall mean a committee of the board of directors of the Company designated by such board to administer the plan, which shall consist of members appointed from time to time by the board of directors and shall be comprised of not fewer than such number of directors as shall be required to permit the plan to satisfy the requirements of Rule 16b-3. Each member of the committee shall be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code.

  (f) "Company" shall mean DELUXE CORPORATION, a Minnesota corporation, and any successor corporation.

  (g) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the plan.

  (h) "Eligible Person" shall mean any employee (as determined by the committee) providing services to the Company or any affiliate who the committee determines to be an eligible person. A non-employee director shall not be an eligible person.

  (i) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the committee.

  (j) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

  (k) "Non-Employee Director" shall have the meaning provided in Section 7.1 of the plan.

  (l) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the plan that is not intended to be an incentive stock option.

  (m) "Option" shall mean an incentive stock option or a non-qualified stock option.

  (n) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the plan.

  (o) "Participant" shall mean an eligible person designated to be granted an award under the plan.

  (p) "Performance Award" shall mean any right granted under Section 6(d) of the plan.

  (q) "Person" shall mean any individual, corporation, partnership, association or trust.

  (r) "Plan" shall mean this stock incentive plan, as amended from time to time.

  (s) "Restricted Stock" shall mean any share granted under Section 6(c) of the plan.

  (t) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the plan evidencing the right to receive a share (or a cash payment equal to the fair market value of a share) at some future date.

  (u) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

  (v) "Shares" shall mean shares of common stock, $1.00 par value, of the Company or such other securities or property as may become subject to awards pursuant to an adjustment made under Section 4(c) of the plan.

  (w) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the plan.

SECTION 3. ADMINISTRATION.

  (a) POWER AND AUTHORITY OF THE COMMITTEE. The plan shall be administered by the committee. Except as provided in Section 7 and subject to the express provisions of the plan and to applicable law, the committee shall have full power and authority to: (i) designate participants; (ii) determine the type or types of awards to be granted to each participant under the plan; (iii) determine the number of shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each award; (iv) determine the terms and conditions of any award or award agreement;
(v) amend the terms and conditions of any award or award agreement and accelerate the exercisability of options or the lapse of restrictions relating to restricted stock or other awards; (vi) determine whether, to what extent and under what circumstances awards may be exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited or suspended;
(vii) determine whether, to what extent and under what circumstances cash, shares, other securities, other awards, other property and other amounts payable with respect to an award under the plan shall be deferred either automatically or at the election of the holder thereof or the committee; (viii) interpret and administer the plan and any instrument or agreement relating to, or award made under, the plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the plan; and (x) make any other determination and take any other action that the committee deems necessary or desirable for the administration of the plan. Unless otherwise expressly provided in the plan, all designations, determinations, interpretations and other decisions under or with respect to the plan or any award shall be within the sole discretion of the committee, may be made at any time and shall be final, conclusive and binding upon any participant, any holder or beneficiary of any award and any employee of the Company or any affiliate.

  (b) DELEGATION. The committee may delegate its powers and duties under the plan to one or more officers of the company or an affiliate or a committee of such officers, subject to such terms, conditions and limitations as the committee may establish in its sole discretion; provided, however, that the committee shall not delegate its powers and duties under the plan (i) with regard to officers or directors of the Company or any affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or (ii) in such a manner as would cause the plan not to comply with the requirements of
Section 162(m) of the Code.

SECTION 4. SHARES AVAILABLE FOR AWARDS.


  (a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(c), the number of shares available for granting awards under the plan shall be 7,000,000. Shares to be issued under the plan may be either shares reacquired or authorized but unissued shares. If any shares covered by an award or to which an award relates are not purchased or are forfeited, or if an award otherwise terminates without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the plan with respect to such award, to the extent of any such forfeiture or termination, shall again be available for grants under the plan.

  (b) ACCOUNTING FOR AWARDS. For purposes of this Section 4, if an award entitles the holder thereof to receive or purchase shares, the number of shares covered by such award or to which such award relates shall be counted on the date of grant of such award against the aggregate number of shares available for grants under the plan.

  (c) ADJUSTMENTS. In the event that the committee shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares such that an adjustment is determined by the committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the plan, then the committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or other property) which thereafter may be made the subject of awards, (ii) the number and type of shares (or other securities or other property) subject to outstanding awards and (iii) the purchase or exercise price with respect to any award; provided, however, that the number of shares covered by any award or to which such award relates shall always be a whole number.

  (d) AWARDS LIMITATION UNDER THE PLAN. No eligible person may be granted any award or awards under the plan (including the Company's performance share plan) of more than 200,000 shares, in the aggregate, in any calendar year. The foregoing limitation shall not include any shares acquired pursuant to the annual incentive plan. Furthermore, no more than 1,000,000 shares, in the aggregate, may be issued under the plan (including the Company's performance share plan) in the form of either restricted stock or restricted stock units or any combination thereof.

 SECTION 5. ELIGIBILITY.

  Any eligible person, including any eligible person who is an officer or director of the Company or any affiliate, shall be eligible to be designated a participant. In determining which eligible persons shall receive an award and the terms of any award, the committee may take into account the nature of the services rendered by the respective eligible persons, their present and potential contributions to the success of the Company, and such other factors as the committee, in its discretion shall deem relevant. Notwithstanding the foregoing, incentive stock options may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an incentive stock option shall not be granted to an employee of an affiliate unless such affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

 SECTION 6. AWARDS.


  (a) OPTIONS. The committee is hereby authorized to grant options to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the plan as the committee shall determine:

      (i) EXERCISE PRICE. The purchase price per share purchasable under an option shall be determined by the committee; provided, however, that such purchase price shall not be less than 100 percent of the fair market value of a share on the date of grant of such option.

      (ii) OPTION TERM. The term of each option shall be fixed by the committee.

      (iii) TIME AND METHOD OF EXERCISE. The committee shall determine the time or times at which an option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

  (b)STOCK APPRECIATION RIGHTS. The committee is hereby authorized to grant stock appreciation rights to participants subject to the terms of the plan and any applicable award agreement. A stock appreciation right granted under the plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the fair market value of one share on the date of exercise (or, if the committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the stock appreciation right as specified by the committee, which price shall not be less than 100 percent of the fair market value of one share on the date of grant of the stock appreciation right. Subject to the terms of the plan and any applicable award agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any stock appreciation right shall be as determined by the committee. The committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate.

  (c) RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The committee is hereby authorized to grant awards of restricted stock and restricted stock units to participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the plan as the committee shall determine:

      (i) RESTRICTIONS. Shares of restricted stock and restricted stock units shall be subject to such restrictions as the committee may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property with respect thereto or with respect to a restricted stock unit), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the committee may deem appropriate.

      (ii) STOCK CERTIFICATES. Any restricted stock granted under the plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock. In the case of restricted stock units, no shares shall be issued at the time such awards are granted.

      (iii) FORFEITURE; DELIVERY OF SHARES. Except as otherwise determined by the committee, upon termination of employment (as determined under criteria established by the committee) during the applicable restriction period, all shares of restricted stock and all restricted stock units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock or restricted stock units. Any share representing restricted stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to restricted stock units evidencing the right to receive shares, such shares shall be issued and delivered to the holders of the restricted stock units, subject to the provisions of the plan and any applicable award agreement.

  (d) PERFORMANCE AWARDS. The committee is hereby authorized to grant performance awards to participants subject to the terms of the plan and any applicable award agreement. A performance award granted under the plan (i) may be denominated or payable in cash, shares (including, without limitation, restricted stock and restricted stock units), other securities, other awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the committee shall establish. Subject to the terms of the plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award, and any other terms and conditions of any performance award shall be determined by the committee.

  (e) DIVIDEND EQUIVALENTS. The committee is hereby authorized to grant to participants dividend equivalents under which such participants shall be entitled to receive payments (in cash, shares, other securities, other awards or other property as determined in the discretion of the committee) equivalent to the amount of cash dividends paid by the Company to holders of shares with respect to a number of shares determined by the committee. Subject to the terms of the plan and any applicable award agreement, such dividend equivalents may have such terms and conditions as the committee shall determine.

  (f) OTHER STOCK-BASED AWARDS. The committee is hereby authorized to grant to participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares), as are deemed by the committee to be consistent with the purpose of the plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the plan and any applicable award agreement, the committee shall determine the terms and conditions of such awards. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property or any combination thereof), as the committee shall determine, the value of which consideration, as established by the committee, shall not be less than 100 percent of the fair market value of such shares or other securities as of the date such purchase right is granted.

  (g) GENERAL

      (i) NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

      (ii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the committee, be granted either alone or in addition to, in tandem with, or in substitution for any other award or any award granted under any plan of the Company or any affiliate other than the plan. Awards granted in addition to or in tandem with other awards or in addition to or in tandem with awards granted under any such other plan of the Company or any affiliate, may be granted either at the same time as or at a different time from the grant of such other award or awards.

      (iii) FORMS OF PAYMENTS UNDER AWARDS. Subject to the terms of the plan and of any applicable award agreement, payments or transfers to be made by the Company or an affiliate upon the grant, exercise or payment of an award may be made in such form or forms as the committee shall determine (including, without limitation, cash, shares, promissory notes, other securities, other awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

      (iv) LIMITS ON TRANSFER OF AWARDS. No award and no right under any such award shall be transferable by a participant otherwise than by will or by the laws of descent and distribution; provided, however, that if so determined by the committee, a participant may, in the manner established by the committee, (x) designate a beneficiary or beneficiaries to exercise the rights of the participant and receive any property distributable with respect to any award upon the death of the participant, or (y) transfer an award (other than an incentive stock option) to any member of such participant's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) or to a trust whose beneficiaries are members of such participant's "immediate family." Each award or right under any award shall be exercisable during the participant's lifetime only by the participant, or by a member of such participant's immediate family or a trust for members of such immediate family pursuant to a transfer as described above, or if permissible under applicable law, by the participant's guardian or legal representative. No award or right under any such award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate.

      (v) TERM OF AWARDS. The term of each award shall be for such period as may be determined by the committee.

      (vi) RESTRICTIONS; SECURITIES EXCHANGE LISTING. All certificates for shares or other securities delivered under the plan pursuant to any award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the committee may deem advisable under the plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. If the shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any shares or other securities covered by an award unless and until such shares or other securities have been admitted for trading on such securities exchange.


SECTION 7. AWARDS AND OPTIONS TO NON-EMPLOYEE DIRECTORS.


  7.1 ELIGIBILITY. If this plan is approved by the shareholders of the Company at the annual meeting of the shareholders in 1994 (the 1994 annual meeting), shares of restricted stock and options shall be granted automatically under the plan to each member of the board of directors who is not an employee of the Company or of any affiliate of the Company (a non-employee director) under the terms and conditions contained in this Section 7. The authority of the committee under this Section 7 shall be limited to ministerial and non-discretionary matters.

  7.2 ONE-TIME AWARD OF RESTRICTED STOCK. Upon the date of the 1994 annual meeting, each non-employee director in office following the meeting shall receive an award of 1,000 shares of restricted stock. These shares shall vest in three equal installments, on the dates of the annual shareholder meeting in each of the three succeeding years, if such director remains in office immediately following such meeting. In the event that in accordance with the Company's policy with respect to mandatory retirement of directors, any director is not nominated for election to serve as a director of the Company, all restricted stock so awarded shall immediately vest in full upon such director's retirement from the board. Subsequent to the date of the 1994 annual meeting, each non-employee director shall, upon the date of his or her initial election to the board, receive an award of 1,000 shares of restricted stock subject to the same vesting restrictions. If a director ceases to be a director prior to the date on which the award is fully vested for any reason other than mandatory retirement, any unvested portion of the award shall terminate and be irrevocably forfeited. Such awards shall be subject to Sections 6(c), 9 and 10 of this plan.

  7.3 ANNUAL OPTION GRANTS. Each non-employee director shall be granted an option to purchase 1,000 shares on the date of the annual meeting of shareholders each year, commencing with the 1994 annual meeting, if the director will remain in office immediately following such meeting. The exercise price of each option shall be equal to 100 percent of the fair market value per share on the date of grant. Such options shall be non-qualified stock options, shall become exercisable six months after the date of grant, and shall terminate on the tenth anniversary of the date of grant, unless previously exercised or terminated. Such options shall be subject to the terms and conditions of Sections 6(a), 9 and 10 of the plan and to other standard terms and conditions contained in the form of non-qualified stock option used by the Company from time to time. Such options shall also terminate three months following the date upon which the participant ceases to be a director of the Company, except that:

      (i) In the event that a director who is granted an option shall cease to be a director of the Company by reason of such director's willful and material misconduct, the option shall terminate as of the date of such misconduct, and

      (ii) If a director who is granted an option shall die while a director of the Company or within three months after he or she ceases to be a director of the Company for any reason other than willful and material misconduct, or if such director ceases to be a director of the Company by reason of his or her disability, and he or she shall not have fully exercised the option, the option may be exercised at any time within 12 months after such director's death, or 12 months after cessation of directorship, by such director's legal representatives, or devisees, but only to the extent of the full number of shares such director was entitled to purchase under the option on the date of death or cessation of directorship.

  7.4AMENDMENTS TO SECTION 7. The provisions of this Section 7 may not be amended more often than once every six months other than to comply with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the respective rules promulgated under either statute.

SECTION 8. AMENDMENT AND TERMINATION; ADJUSTMENTS.


  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement or in the plan:

  (a) AMENDMENTS TO THE PLAN. The board of directors of the Company may amend, alter, suspend, discontinue or terminate the plan; provided, however, that, notwithstanding any other provision of the plan or any award agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

  (i)   would cause Rule 16b-3 to become unavailable with respect to the plan;

  (ii) would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc., that are applicable to the Company; or

  (iii) would cause the Company to be unable, under the Code, to grant incentive stock options under the plan.

  (b) WAIVERS. The committee may waive any conditions of or rights of the Company under any outstanding award, prospectively or retroactively.

  (c) LIMITATIONS ON AMENDMENTS. Neither the committee nor the Company may amend, alter, suspend, discontinue or terminate any outstanding award, prospectively or retroactively, without the consent of the participant or holder or beneficiary thereof, except as otherwise provided herein or in the award agreement.

  (d) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The committee may correct any defect, supply any omission or reconcile any inconsistency in the plan or any award in the manner and to the extent it shall deem desirable to carry the plan into effect.

SECTION 9. INCOME TAX WITHHOLDING.


  In order to comply with all applicable federal or state income tax laws or regulations, the committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation the establishment of policies to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a participant, are withheld or collected from such participant. In order to assist a participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an award, the committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the payment or transfer otherwise to be made upon exercise or receipt of (or the lapse of restrictions relating to) such award with a fair market value equal to the amount of such taxes or (ii) delivering to the Company shares or other property other than shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such award with a fair market value equal to the amount of such taxes. The election, if any, must be on or before the date that the amount of tax to be withheld is determined.

SECTION 10. GENERAL PROVISIONS.


  (a) NO RIGHTS TO AWARDS. No eligible person, participant or other person shall have any claim to be granted any award under the plan, and there is no obligation for uniformity of treatment of eligible persons, participants or holders or beneficiaries of awards under the plan. The terms and conditions of awards need not be the same with respect to any participant or with respect to different participants.

  (b) AWARD AGREEMENTS. No participant will have rights under an award granted to such participant unless and until an award agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the participant.

  (c) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

  (d) NO RIGHT TO EMPLOYMENT. The grant of an award shall not be construed as giving a participant the right to be retained in the employ of the Company or any affiliate, nor will it affect in any way the right of the Company or the affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an affiliate may at any time dismiss a participant from employment free from any liability or any claim under the plan, unless otherwise expressly provided in the plan or in any award agreement.

  (e) GOVERNING LAW. The validity, construction and effect of the plan or any award, and any rules and regulations relating to the plan or any award, shall be determined in accordance with the laws of the State of Minnesota.

  (f) SEVERABILITY. If any provision of the plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the plan or any award under any law deemed applicable by the committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the committee, materially altering the purpose or intent of the plan or the award, such provision shall be stricken as to the plan or such jurisdiction or award, and the remainder of the plan or any such award shall remain in full force and effect.

  (g) NO TRUST OR FUND CREATED. Neither the plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to an award, such right shall be no greater than the right of any unsecured general creditor of the Company or any affiliate.

  (h) NO FRACTIONAL SHARES. No fractional shares shall be issued or delivered pursuant to the plan or any award, and the committee shall determine whether cash shall be paid in lieu of any fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

  (i) HEADINGS. Headings are given to the sections and subsections of the plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

  (j) OTHER BENEFITS. No compensation or benefit awarded to or realized by any participant under the plan shall be included for the purpose of computing such participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

SECTION 11. SECTION 16(B) COMPLIANCE.


  The plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time and in all events the plan shall be construed in accordance with the requirements of Rule 16b-3. If any plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The board of directors, in its absolute discretion, may bifurcate the plan so as to restrict, limit or condition the use of any provision of the plan to participants who are officers or directors subject to Section 16 of the Securities and Exchange Act of 1934, as amended, without so restricting, limiting or conditioning the plan with respect to other participants.

 SECTION 12. EFFECTIVE DATE OF THE PLAN.


  The plan shall be effective as of December 22, 1993, subject to approval by the shareholders of the Company within one year thereafter.

 SECTION 13. TERM OF THE PLAN.


  Unless the plan shall have been discontinued or terminated as provided in
Section 8(a), the plan shall terminate on December 31, 2000. No award shall be granted after the termination of the plan. However, unless otherwise expressly provided in the plan or in an applicable award agreement, any award theretofore granted may extend beyond the termination of the plan, and the authority of the committee provided for hereunder with respect to the plan and any awards, and the authority of the board of directors of the Company to amend the plan, shall extend beyond the termination of the plan.

                              DELUXE CORPORATION
                            PERFORMANCE SHARE PLAN


                           SECTION 1. ESTABLISHMENT

     On February 10, 1994, the Board of Directors of Deluxe Corporation (the "Company"), upon recommendation by the Compensation Committee of the Board of Directors (the "Committee"), approved an incentive plan for executives as described herein, which plan shall be known as the "Deluxe Corporation Performance Share Plan" (the "Plan"). The Plan shall be submitted for approval by the shareholders of the Company at the 1994 Annual Meeting of Shareholders. The Plan shall be effective as of January 1, 1994, subject to its approval by the shareholders of the Company, and no benefits shall be issued pursuant to the Plan until after the Plan has been approved by the shareholders of the Company.

                             SECTION II.  PURPOSE

     The purpose of the Plan is to advance the interests of the Company and its shareholders by attracting and retaining key employees, and by stimulating the efforts of such employees to contribute to the continued success and growth of the business of the Company. The Plan is further intended to provide such employees with an opportunity to increase their ownership of the Company's common stock and, thereby, to increase their personal interest in the long-term success of the business in a manner designed to increase shareholder value.

                         SECTION III.  ADMINISTRATION

     3.1 COMPOSITION OF THE COMMITTEE. The Plan shall be administered by the Committee, which shall consist of members appointed from time to time by the Board of Directors and shall be comprised of not less than such number of directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3 promulgated' by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation ("Rule 16b-3"). All members of the Committee shall be members of the Board of Directors of the Company who are "disinterested persons" within the meaning of Rule 16b-3). In addition, to the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (such statute, as it may be amended from time to time and all proposed temporary or final Treasury Regulations promulgated thereunder shall be referred to as the "Code"), at all times following the 1995 Annual Meeting of Shareholders of the Company, all members of the Committee shall be "outside directors" within the meaning of Section 162(m) of the Code.

     3.2 POWER AND AUTHORITY OF THE COMMITTEE. The Committee shall have full power and authority, subject to all the applicable provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (b) construe, interpret and administer the Plan and any instrument or agreement relating to, or Award (as defined below in Section 4.2) made under, the Plan, and (c) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.
Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee pursuant to the Plan or any instrument or agreement relating to, or Award made under, the Plan shall be (x) within the sole discretion of the Committee, (y) may be made at any time and (z) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, holders of Awards, and their legal representatives and beneficiaries, and employees of the Company or of any "Affiliate" of the Company. For purposes of the Plan and any instrument or agreement relating to, or Award made under, the Plan, the term "Affiliate" shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and any entity in which the Company has a significant equity interest, in each case as determined by the Committee in its sole discretion.

     3.3 DELEGATION. The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its power (a) to make determinations regarding officers or directors of the Company or any Affiliate who are subject to
Section 16 of the Exchange Act: or (b) in such a manner as would cause the Plan not to comply with the provisions of Section 162(m) of the Code.

                  SECTION IV.  ELIGIBILITY AND PARTICIPATION

     4.1 ELIGIBILITY. The Plan is unfunded and is maintained by the Company for a select group of management or highly compensated employees. In order to be eligible to participate in the Plan, an employee of the Company or of its Affiliates must be selected by the Committee. In determining the employees who will participate in the Plan, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee, in its sole discretion. shall deem relevant. A director of the Company or of an Affiliate who is not also an employee of the Company or an Affiliate shall not be eligible to participate in the Plan.

     4.2 PARTICIPATION. The Committee shall determine the employees to be granted an award opportunity (the "Award"), the amount of each Award, the time or times when Awards will be made, the period of time over which such Awards are intended to be earned, and all other terms and conditions of each Award. The provisions of the Awards need not be the same with respect to any recipient of an Award (the "Participant") or with respect to different Participants. The Committee's decision to approve an Award to an employee at any time shall not require the Committee to approve a similar Award or any Award at all to that employee or any other employee or person at any future date. The Company and the Committee shall not have any obligation for uniformity of treatment of any person, including, but not limited to, Participants and their legal representatives and beneficiaries and employees of the Company or of any Affiliate of the Company.

     4.3 AWARD AGREEMENT. Any employee selected for participation by the Committee shall, if requested by the Committee, execute and return to the Committee a written agreement setting forth the terms and conditions of the Award (the "Award Agreement"). A separate Award Agreement may be entered into between the Company and each Participant for each Award.

     4.4 QUALIFIED PERFORMANCE-BASED COMPENSATION. Awards granted pursuant to the Plan are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code. Accordingly, all of the other terms and conditions of the Plan as it applies to any Award shall be interpreted in such a fashion so as to qualify all compensation paid thereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

     4.5 MAXIMUM SHARE LIMITATIONS. No Participant may be granted an Award or Awards of any Stock Units (as defined below in Section 5.1) or Shares (as defined below in Section 5.6) under this Plan (i) and under any other stock-based benefit plan adopted by the Company (including, if adopted. the Stock Incentive Plan as defined below in Section 5. 1) of more than 90,000 Shares in the aggregate in any calendar year or (ii) of more than 90,000 Shares in the aggregate during the period from January 1, 1994 through December 31, 1998; provided, however, that, for purposes of making this 90,000 Share calculation, any Shares acquired pursuant to the Deluxe Corporate Annual Incentive Plan shall not be taken into account.(1)

     4.6 EMPLOYMENT RIGHTS AND OTHER BENEFIT PROGRAMS. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any Affiliate of the Company, to terminate, with or without cause, any Participant's employment at any time. This Plan shall not replace any contract of employment, whether oral or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. No compensation or benefit awarded to or realized by any Participant under the Plan

(1) The shareholders of the Company are being asked to approve amendments to this Section 4.5 that would, if adopted, (i) delete the reference to "90,000" in clause (i) and replace it with "200,000." (ii) delete the reference to "90,000" in clause (ii) and replace it with "120,000," and (iii) delete the reference to "1998" in clause (ii) and replace it with "2000."

shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

                               SECTION V. AWARDS

     5.1 GENERAL. The Committee shall determine that Award or Awards to be made to each Participant, and each Award shall be subject to the terms and conditions of the Plan and the applicable Award Agreement. An Award shall be made in the form of units equivalent to Shares (the "Stock Units"). Awards may be granted singly or in combination, or in addition to, in tandem with or in substitution for any grants or rights under any employee or compensation plan of the Company or of any Affiliate, including the Deluxe Corporation Stock Incentive Plan (the "Stock Incentive Plan"). All or part of an Award may be subject to conditions and forfeiture provisions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company or an Affiliate.

     5.2 BUSINESS CRITERIA FOR PERFORMANCE-BASED AWARDS. The right to have an Award vest or become payable in any fashion shall be determined solely on account of the attainment of one pre-established, objective performance goal selected by the Committee at the time of the grant of the Award. Such goal shall be based solely on the Company's total return to shareholders during a period selected by the Committee (a "Performance Period") as compared to the total return to shareholders of companies comprising the Standard & Poor's 500 Company Stock Index (the "S & P 500") during a measurement period (a "Measurement Period") selected by the Committee. which Measurement Period need not be the same as the Performance Period. The Performance Period and Measurement Period with respect to each Award shall be designated by the Committee in its sole discretion at the time of the grant of the Award. Total return to shareholders shall mean appreciation in share price between the date of grant and the end of the applicable Performance Period or Measurement Period, plus dividends paid during such period.

     5.3 AWARD OF STOCK Units. All Awards shall be granted in the form of Stock Units. No certificates shall be issued with respect to such Stock Units. but the Company shall maintain a bookkeeping account in the name of the Participant to which the Stock Units shall relate. Each Stock Unit shall represent the right to receive a payment of one or more Shares of the Company's Common Stock or a continuing Stock Unit, or other Awards, or a combination thereof, with such restrictions and conditions as the Committee may determine in its sole discretion, including, but not limited to, the issuance of Shares as restricted stock legended to indicate restrictions on transferability.

     5.4 DIVIDEND EQUIVALENTS. The Committee, in its sole discretion, may provide that any Award may earn dividend equivalents as provided in the Stock Incentive Plan.

     5.5 PAYMENT OF AWARDS: MINIMUM ACHIEVEMENT FOR PAYMENT. Payment of Awards may be made at such times, with such restrictions and conditions, and in such forms (Shares, including restricted Shares, Stock Units, other Awards, or combinations thereof) as the Committee in its sole discretion may determine at the time of grant of the Awards. Notwithstanding any other provision of the Plan to the contrary, a payment will not be made with respect to any Award or any Stock Unit included as part of an Award for any Performance Period unless the Company's total return to shareholders for the Performance Period is at least equal to the total return to shareholders for companies in the 50th percentile of the S & P 500 for the Measurement Period.

     5.6 STOCK INCENTIVE PLAN. All shares ("Shares") of Company Common Stock, $ 1.00 par value, to be issued under the Plan shall be issued pursuant to the Stock Incentive Plan to be voted upon for approval by the shareholders of the Company at the 1994 Annual Meeting of Shareholders. Accordingly, such Shares shall be subject to all of the additional terms and conditions of Stock Incentive Plan. In the event the Stock Incentive Plan is not so approved by the Company's shareholders, this Plan shall be of no effect, as described in Section 9.1 hereof.

                    SECTION VI.  TERMINATION OF EMPLOYMENT

     Each Award Agreement shall include provisions governing the disposition of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with the Company or an Affiliate.

                       SECTION VII.  NON-TRANSFERABILITY

     Except as otherwise determined by the Committee or as set forth in the applicable Award Agreement, no Award and no right under any Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided however, that if so determined by the Committee, a Participant may, in the manner established by the Committee, (i) designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant, or (ii) transfer any Award to any member of such Participant's "immediate family" (as such term is defined in Rule 16a- I (e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) or to a trust whose beneficiaries are members of such Participant's "immediate family." Each Award or right under any Award shall be exercisable during a Participant's lifetime only by the Participant, or by a member of such Participant's "immediate family" or a trust for members of such "immediate family" pursuant to a transfer as described above, or if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any award may be pledged, alienated. attached or otherwise encumbered and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate of the Company.


                             SECTION VIII.  TAXES

     In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation, the establishment of policies to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or part of the federal and state taxes to be withheld or collected upon receipt or payment of (or the lapse of restrictions relating to) an Award. the Committee, in its sole discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon receipt or payment of (or the lapse of restrictions relating to) such Award with a fair market value equal to the amount of such taxes or
(b) delivering to the Company shares of Common Stock other than the shares issuable upon receipt or payment of (or the lapse of restrictions relating to) such Award with a fair market value equal to the amount of such taxes.

                    SECTION IX.  AMENDMENT AND TERMINATION

     9.1 TERM OF PLAN. Unless the Plan shall have been discontinued or terminated as provided in Section 9.2 hereof, or unless the Company's shareholders have failed to approve this Plan and the Stock Incentive Plan, the Plan shall terminate on December 31. 1998. This Plan shall be of no effect. and the Board of Directors shall be deemed automatically to have terminated this Plan, if the Company's shareholders fail to approve the Stock Incentive Plan at the Company's 1994 Annual Meeting of Shareholders. No Awards may be granted after such termination, but termination of the Plan shall not alter or impair any rights or obligations under any Award theretofore granted, without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided in the Plan or the Award Agreement.(2)

     9.2 AMENDMENTS TO PLAN. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or an Award Agreement, the Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan, provided, however, that notwithstanding any other provision of the Plan or, Award Agreement, without the approval of the shareholders of the Company, no

(2) The shareholders of the Company are being asked to approve an amendment to this Section 9.1 that will, if adopted, delete the reference to "1998" and replace it with "2000."

amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

           (a) would cause Rule 16b-3 to become unavailable with respect to the Plan; or

           (b) would violate the rules or regulations of the New York Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company.

     9.3 WAIVERS OF AWARD CONDITIONS OR RIGHTS. The Committee may waive any condition of, or rights of the Company under, any outstanding Award, prospectively or retroactively.

     9.4 LIMITATION ON AMENDMENTS TO AWARDS. Neither the Committee nor the Company may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficial thereof, except as otherwise provided in the Plan or the Award Agreement.

     9.5 CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan or an Award Agreement, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, any Award or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

                           SECTION X. MISCELLANEOUS

     10.1 GOVERNING LAW. The Plan and any Award Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Minnesota.

     10.2 SEVERABILITY. If any provision of the Plan. any Award or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan, any Award or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose of intent of the Plan. the Award or the Award Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan, any such Award or any such Award Agreement shall remain in full force and effect.

     10.3 NO TRUST OR FUND CREATED. Neither the Plan nor any Award or Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or of any Affiliate.

     10.4 HEADINGS. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof

     10.5 STOCK INCENTIVE Plan. Except as otherwise specifically stated herein, all of the terms and conditions of the Stock Incentive Plan shall also govern Awards under this Plan.

                               DELUXE CORPORATION
                                     1996
                             ANNUAL INCENTIVE PLAN


1. ESTABLISHMENT. On February 9, 1996 the Board of Directors of Deluxe Corporation, upon recommendation by the Compensation Committee of the Board of Directors, approved an incentive plan for executives as described herein, which plan shall be known as the "Deluxe Corporation 1996 Annual Incentive Plan." This Plan shall be submitted for approval by the shareholders of Deluxe Corporation at the 1996 Annual Meeting of Shareholders. This Plan shall be effective as of January 1, 1996, subject to its approval by the shareholders, and no benefits shall be issued pursuant thereto until after this Plan has been approved by the shareholders.

2. PURPOSE. The purpose of this Plan is to advance the interests of Deluxe Corporation and its shareholders by attracting and retaining key employees, and by stimulating the efforts of such employees to contribute to the continued success and growth of the business of the Company. This Plan is further intended to provide employees with an opportunity to increase their ownership of the Company's common stock and, thereby, to increase their personal interest in the long-term success of the business in a manner designed to increase shareholder value.

3. DEFINITIONS. When the following terms are used herein with initial capital letters, they shall have the following meanings:

     3.1. BASE SALARY - a Participant's annualized base salary, as determined by the Committee, as of the last day of a Performance Period.

     3.2. COMPENSATION COMMITTEE - a committee of the Board of Directors of the Company designated by such Board to administer the Plan which shall consist of members appointed from time to time by the Board of Directors and shall be composed of not fewer than such number of directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the " 1934 Act"), as amended, or any successor rule or regulation ("Rule 16b-3"). Each member of the Compensation Committee shall be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code.

     3.3. CODE - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

     3.4. COMMON STOCK - the common stock, par value $1.00 per share, of the Company.

     3.5. COMPANY - Deluxe Corporation, a Minnesota corporation, and any of its subsidiaries or affiliates, whether now or hereafter established.

     3.6. DELUXE - Deluxe Corporation, a Minnesota corporation, and all subsidiaries included in its consolidated financial reports for a given period.

     3.7. EXECUTIVES - all Participants for a given Performance Period designated by the Compensation Committee as "Executives" for purposes of this Plan. The Compensation Committee shall designate as Executives all Participants it reasonably believes may be "named executive officers" under Rule 402 promulgated under the 1934 Act for that Performance Period.

     3.8. MAXIMUM AWARD PERCENTAGE - a percentage, which may be greater or less than 100%, as determined by the Committee for each Participant with respect to each Performance Period and with respect to each Performance Factor.

     3.9. OTHER PARTICIPANTS - all Participants for a given Performance Period who are not designated as "Executives" by the Compensation Committee for such Performance Period.

     3.10. PARTICIPANTS - any management or highly compensated employees of the Company who are designated by the Compensation Committee prior to the start of a Performance Period as Participants in this Plan. Directors of the Company who are not also employees of the Company are not eligible to participate in the Plan. Participants shall be designated as either Executives or Other Participants by the Compensation Committee as provided in Section 4.3 below.

     3.11. PERFORMANCE FACTOR - the preestablished, objective performance goals selected by the Committee for each Participant with respect to each Performance Period and which shall be determined solely on account of the attainment of one or more preestablished, objective performance goals selected by the Committee in connection with the grant of an award hereunder; provided, however, that in the case of Other Participants, such performance goals need not be objective and may be based on such business criteria as the Committee may determine to be appropriate, which may include financial and nonfinancial performance goals that are linked to such individual's business unit or the Company as a whole or to such individual's areas of responsibility. The objective performance goals for Executives shall be based solely on one or more of the following business criteria, which may apply to the individual in question, an identifiable business unit or the Company as a whole, and on an annual or other periodic or cumulative basis: sales values, margins, volume, cash flow, stock price, market share, sales, earnings per share, profits, earnings before interest expense and taxes, earnings before interest expense, interest income and taxes, earnings before interest expense, taxes, and depreciation and/or amortization, earnings before interest expense, interest income, taxes, and depreciation and/or amortization, return on equity or costs, return on invested or average capital employed, or cumulative total return to stockholders (in each case, whether compared to preselected peer groups or not).

     3.12. PERFORMANCE PERIOD - each consecutive twelve-month period commencing on January I of each year during the term of this Plan.

     3.13. PLAN - this Deluxe Corporation 1996 Annual Incentive Plan.

     3.14. TARGET AWARD - a dollar amount or a percentage of Base Salary, which may be greater or less than 100%, as determined by the Committee with respect to each Participant for each Performance Period.

     3.15. UNITS - Restricted Stock Units, as defined in the Deluxe Corporation Stock Incentive Plan.

4.   ADMINISTRATION.

     4.1. POWER AND AUTHORITY OF COMPENSATION COMMITTEE. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full power and authority, subject to all the applicable provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (b) construe, interpret and administer the Plan and any instrument or agreement relating to the Plan, (c) determine, from time to time, whether shares of Common Stock and/or Units will be made available to Participants under the Plan, and (d) make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Compensation Committee pursuant to the Plan or any instrument or agreement relating to the Plan shall be (x) within the sole discretion of the Compensation Committee, (y) may be made at any time and (z) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, Participants and their legal representatives and beneficiaries, and employees of the Company.

     4.2 DELEGATION. The Compensation Committee may delegate its powers and duties under the Plan to one or more officers of the Company or a committee of such officers, subject to such terms, conditions and limitations as the Compensation Committee may establish in its sole discretion; provided, however, that the Compensation Committee shall not delegate its power (a) to make determinations regarding officers or directors of the Company who are subject to Section 16 of the 1934 Act; or (b) in such a manner as would cause the Plan not to comply with the provisions of Section 162(m) of the Code.

     4.3. DETERMINATIONS MADE PRIOR TO EACH PERFORMANCE PERIOD. On or before the 90th day of each Performance Period, the Compensation Committee shall:

           (a) designate all Participants (including designation as Executives or Other Participants) for such Performance Period;

           (b) establish a Target Award for each Participant;

           (c) with respect to each Participant, establish one or more Performance Factors and a corresponding Maximum Award Percentage for each Performance Factor;

     4.4. CERTIFICATION. Following the close of each Performance Period and prior to payment of any amount to any Participant under the Plan, the Committee must certify in writing the applicable Performance Factors for that Performance Period (and the corresponding Maximum Award Percentages) have been achieved and certify as to the attainment of all other factors upon which any payments to a Participant for that Performance Period are to be based.

     4.5. SHAREHOLDER APPROVAL. The material terms of this Plan shall be disclosed to and approved by shareholders of the Company in accordance with
Section 162(m) of the Code. No amount shall be paid to any Participant under this Plan unless such shareholder approval has been obtained.

5.   INCENTIVE PAYMENT.

     5.1.  FORMULA.      Each Participant shall receive an incentive payment
for each Performance Period in an amount not greater than:

           (a) the Participant's Target Award for the Performance Period, multiplied by

           (b) the Participant's Maximum Award Percentage for the Performance Period that corresponds to the Performance Factor achieved by the Participant for that Performance Period.

     5.2.  LIMITATIONS.

           (a) DISCRETIONARY INCREASE OR REDUCTION. The Compensation Committee shall retain sole and absolute discretion to increase or reduce the amount of any incentive payment otherwise payable to any Participant under this Plan, but may not increase the payment to any Executive for any Performance Period.

           (b) CONTINUED EMPLOYMENT. Except as otherwise provided by the Compensation Committee, no incentive payment under this Plan with respect to a Performance Period shall be paid or owed to a Participant whose employment terminates prior to the last day of such Performance Period.

           (c) MAXIMUM PAYMENTS. No Participant shall receive a payment under this Plan for any Performance Period in excess of $2.0 million.

6.   BENEFIT PAYMENTS.

     6.1. TIME AND FORM OF PAYMENTS. Prior to a date specified by the Compensation Committee but in no event later than the 90th day of a Performance Period, each Participant shall elect whether to receive benefits which may be paid under the Plan in cash or in the form of shares of Common Stock or Units (whichever is made available by the Compensation Committee to such Participant in the Compensation Committee's sole discretion) or some combination thereof. Participants who elect to receive some percentage of the incentive payment in the form of cash shall be entitled to elect, at the same time as the cash election is made, to defer such receipt in accordance with the terms of any Company deferred compensation plan in effect at the time and applicable to such cash payment. In the event a Participant has elected to receive some percentage of the incentive payment in the form of cash, and subject to any such deferred compensation election, such cash incentive shall be paid as soon as administratively feasible after the Compensation Committee has made the certifications provided for in Section 4.4 above and otherwise determined the amount of such Participant's incentive payment payable under this Plan. In the event that a Participant chooses to receive some percentage of the incentive payment in the form of shares or Units (as the case may be), in lieu of cash (the "Share Dollar Amount"), the Participant shall be entitled to receive shares of restricted Common Stock (or Units, as the case may be) equal to 125% of the Share Dollar Amount pursuant to this Plan, based on the fair market value of a share of Common Stock (as determined in accordance with the terms of the Deluxe Corporation Stock Incentive Plan (the "Stock Incentive Plan"), as of the date such shares or Units are to be issued or awarded, respectively, after the Compensation Committee has made the certifications provided for in Section 4.4 above and otherwise determined the amount of a Participant's incentive payment payable under this Plan.

           In the event a Participant has elected to receive some percentage of the incentive payment in the form of shares of Common Stock or Units (as the case may be), such shares or Units shall be issued or awarded, respectively, pursuant to the Stock Incentive Plan, which shares or Units shall be subject to such forfeiture rights and to such restrictions regarding transfer as may be established by the Compensation Committee; PROVIDED, HOWEVER, that the individual share limitation provided for in Section 4(d) of the Stock Incentive Plan shall not apply to shares issued under this Plan.

     6.2.  NONTRANSFERABILITY.   Except as otherwise determined by the
Compensation Committee, no right to any incentive payment hereunder, whether payable in cash or other property, shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; PROVIDED HOWEVER, that if so determined by the Compensation Committee, a Participant may, in the manner established by the Compensation Committee (i) designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any cash or property hereunder upon the death of the Participant, or
(ii) transfer any rights to any cash incentive payment hereunder to any member of such Participant's "immediate family" (as such term is defined in Rule 16a-1(e) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) or to a trust whose beneficiaries are members of such Participant's "immediate family." No right to any incentive payment hereunder may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

     6.3.  TAX WITHHOLDING.   In order to comply with all applicable federal or
state income, social security, payroll, withholding or other tax laws or regulations, the Compensation Committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation, the establishment of policies to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or part of the federal and state taxes to be withheld or collected upon receipt or payment of (or the lapse of restrictions relating to) an incentive payment payable hereunder, the Compensation Committee, in its sole discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon payment of (or the lapse of restrictions relating to) an incentive payment hereunder with a fair market value equal to the amount of such taxes or (b) delivering to the Company shares of Common Stock other than the shares issuable upon payment of (or the lapse of restrictions relating to) such incentive payment with a fair market value equal to the amount of such taxes.

7. AMENDMENT AND TERMINATION; ADJUSTMENTS. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Plan:

               (a) AMENDMENTS TO THE PLAN.  The Board of Directors of the
                   Company may amend, alter, suspend, discontinue or terminate the Plan, without the approval of the shareholders of the Company, except that no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

                    (i) would cause Rule 16b-3 to become unavailable with respect to the Plan; or

                    (ii) would violate the rules or regulations of the New York
                         Stock Exchange, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company.

               (b) WAIVERS OF INCENTIVE PAYMENT CONDITIONS OR RIGHTS.The
                   Compensation Committee may waive any conditions of or rights of the Company under any right to an incentive payment hereunder, prospectively or retroactively.

               (c) LIMITATION ON AMENDMENTS TO INCENTIVE PAYMENT RIGHTS.
                   Neither the Compensation Committee nor the Company may amend, alter, suspend, discontinue or terminate any rights to an incentive payment, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

               (d) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES.  The
                   Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

8.   MISCELLANEOUS.

     8.1. EFFECTIVE DATE. This Plan shall be deemed effective, subject to shareholder approval, as of January 1, 1996.

     8.2. TERM OF THE PLAN. Unless the Plan shall have been discontinued or terminated, the Plan shall terminate on December 31, 2000. No right to receive an incentive payment shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan, any right to receive an incentive payment theretofore granted may extend beyond the termination of the Plan, and the authority of the Board of Directors and Compensation Committee to amend or otherwise administer the Plan shall extend beyond the termination of the Plan.

     8.3. HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     8.4. APPLICABILITY TO SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest (except to the extent modified by the terms of the Stock Incentive Plan with respect to the shares of restricted Common Stock issued under Section 6.1 hereof).

     8.5. EMPLOYMENT RIGHTS AND OTHER BENEFIT PROGRAMS. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, any Participant's employment at any time. This Plan shall not replace any contract of employment, whether oral or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

     8.6. NO TRUST OR FUND CREATED. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

     8.7. GOVERNING LAW. The validity, construction and effect of the Plan or any incentive payment payable under the Plan shall be determined in accordance with the laws of the State of Minnesota.

     8.8. SEVERABILITY. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

     8.9. QUALIFIED PERFORMANCE-BASED COMPENSATION. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder as "qualified perforinance-based compensation" within the meaning of Section 162(m) of the Code.

--------------------------------------------------------------------------------
[LOGO]         DELUXE CORPORATION
               3680 Victoria Street N.
               Shoreview, MN 55126-2966                            PROXY
               P.O. Box 64235
               St. Paul, MN 55164-0235
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned appoints John A. Blanchard III, Jerry K. Twogood, and John
H. LeFevre as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side hereof, all shares of common stock of Deluxe Corporation held of record by the undersigned on March 11, 1996, at the annual meeting of shareholders to be held on May 6, 1996, and at any adjournment thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS.

                         (Continued and to be SIGNED  on  the reverse  side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

1.   Election of Directors
     Harold V. Haverty, John A. Blanchard III, Jerry K. Twogood, Whitney Macmillan, Dr. James J. Renier, Barbara B. Grogan,
     Allen F. Jacobson, Stephen P. Nachtsheim

     / /  FOR ALL NOMINEES LISTED ABOVE
     / /  FOR ALL NOMINEES LISTED ABOVE EXCEPT

     --------------------------------------------------------------------------
     / /  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

2.   Approval of the 1996 Annual Incentive Plan                                      / / For   / / Against    / / Abstain

3.   Approval of the amendments to the Stock Incentive Plan                          / / For   / / Against    / / Abstain

4.   Approval of the amendment to the Performance Share Plan                         / / For   / / Against    / / Abstain

5.   Ratification of the selection of Deloitte & Touche as independent auditors      / / For   / / Against    / / Abstain

6.   In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting.

                                             Please sign exactly as name appears
                                             at the left. When shares are held
                                             by joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             the shareholder is A corporation,
                                             please sign in full corporate name
                                             by president or other authorized
                                             officer. IF the shareholder is a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

                                             Dated  ______________, 1996

                                             ---------------------------------
                                             Signature

                                             ---------------------------------
                                             Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.